Filed Pursuant to Rule 424(b)(5)
Registration No. 333-222624

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to the securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 17, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated February 1, 2018)

$

% Fixed-to-Floating Rate Subordinated Notes due 2030

We are offering $        aggregate principal amount of    % fixed-to-floating rate subordinated notes due 2030 (the “Notes”) pursuant to this prospectus supplement and the accompanying prospectus. The Notes will be offered in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on                , 2030 (the “Maturity Date”). From and including the date of original issuance to, but excluding,                , 2025 or the date of earlier redemption (the “fixed rate period”), the Notes will bear interest at an initial rate of    % per annum, payable semi-annually in arrears on                and                of each year, commencing on    , 20    . The last interest payment date for the fixed rate period will be                , 2025. From and including    , 2025 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR), each as defined and subject to the provisions described under “Description of the Notes – Interest” in this prospectus supplement, plus    basis points, payable quarterly in arrears on       ,       ,       and      of each year, commencing on                , 2025. Notwithstanding the foregoing, in the event that the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

We may, at our option, beginning with the interest payment date of    , 2025 and on any interest payment date thereafter, redeem the Notes, in whole or in part. The Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Notes – Redemption” in this prospectus supplement. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations.

The Notes will be unsecured subordinated obligations, will rank pari passu, or equally, with all of our future unsecured subordinated debt and will be junior to all of our existing and future senior debt. The Notes will be structurally subordinated to all existing and future liabilities of our subsidiaries, including the deposit liabilities and claims of other creditors of our bank subsidiary, Horizon Bank, and will be effectively subordinated to our existing and future secured indebtedness. There will be no sinking fund for the Notes. The Notes will be obligations of Horizon Bancorp, Inc. (“Horizon”) only and will not be obligations of, and will not be guaranteed by, any of Horizon’s subsidiaries. For a more detailed description of the Notes, see “Description of the Notes.”

Prior to this offering, there has been no public market for the Notes. The Notes will not be listed on any securities exchange or included in any automated quotation system.

The Notes are not savings accounts, deposits or other obligations of Horizon or any nonbank subsidiaries. The Notes are not insured by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or public or private insurer. The Notes are ineligible as collateral for a loan or extension of credit from Horizon or any of its subsidiaries. Neither the U.S. Securities and Exchange Commission (“SEC”), the FDIC, the Federal Reserve, any other bank regulatory agency nor any state securities commission has approved or disapproved of the Notes or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Investing in the Notes involves risks. See “Risk Factors” beginning on page S-9 of this prospectus supplement and those risk factors in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Per Note	Total
Public offering price(1)%	$

Underwriting discount(2)%	$

Proceeds, before expenses, to us %	$

(1)	Plus accrued interest, if any, from the original issue date.
(2)	See “Underwriting” in this prospectus supplement for details.

The underwriter expects to deliver the Notes to purchasers in book-entry form through the facilities of The Depository Trust Company, against payment on or about    , 2020, which is the            business day following the date of pricing of the Notes (such settlement being referred to as “T+    ”). See “Underwriting” in this prospectus supplement for details.

Sole Book-Running Manager

Keefe, Bruyette & Woods

A Stifel Company

The date of this prospectus supplement is June    , 2020.

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
EXTENDED SETTLEMENT	S-iii
WHERE YOU CAN FIND MORE INFORMATION	S-iii
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	S-iv
PROSPECTUS SUPPLEMENT SUMMARY	S-1
THE OFFERING	S-4
SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA	S-8

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context indicates otherwise, the terms “Horizon,” “Company,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus refers to Horizon Bancorp, Inc. and its subsidiaries.

References to the “Bank” means Horizon Bank. References to a particular year means our fiscal year commencing on January 1 and ending on December 31 of that year.

This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you without charge upon written or oral request to Horizon at the address or telephone number indicated in the section entitled “Where You Can Find More Information” in this prospectus supplement.

This document contains two parts. The first part is this prospectus supplement, which contains and describes specific information about us and the terms on which we are selling the Notes and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part is the accompanying prospectus dated February 1, 2018, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the Notes we are offering, and important business and financial information about us. If information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.

Neither we nor the underwriter has authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any “free writing prospectus” prepared by or on behalf of us or to which we may have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the underwriter is not, making an offer to sell the Notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is not investment, legal or tax advice. You should consult your own legal counsel, accountants and other advisers for legal, tax, business, financial and related advice before investing in the subordinated notes.

The distribution of this prospectus supplement, the accompanying prospectus and any free writing prospectus and the offering of the Notes in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any free writing prospectus come should inform themselves about and observe any such restrictions.

Before you invest in the Notes, you should carefully read the registration statement filed with the SEC on January 19, 2018 (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Where You Can Find More Information.”

S-ii

EXTENDED SETTLEMENT

We expect that delivery of the Notes will be made against payment therefor on or about June    , 2020, which will be the     business day following the date of pricing of the Notes, or “T+    .” Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing or the next      succeeding business days will be required, by virtue of the fact that the Notes initially settle in T+    , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

WHERE YOU CAN FIND MORE INFORMATION

We furnish and file annual, quarterly, and current reports, proxy statements, and other information with the SEC. The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including us, that file electronically with the SEC. Our SEC filings are available to the public on the SEC’s Internet website at http://www.sec.gov. Those filings are also available to the public on our corporate website at http://www.horizonbank.com. Information contained on our website is not a part of this prospectus supplement and the inclusion of our website address in this prospectus is an inactive textual reference only.

SEC rules allow us to “incorporate by reference” into this prospectus the information we file with the SEC. This means that we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be included in and an important part of this prospectus and should be read with the same care. Information that we later file with the SEC that is incorporated by reference into this prospectus will automatically update and supersede this information.

We incorporate by reference the following documents and information that we have filed previously with the SEC (excluding any Form 8-K reports that have not been “filed” but instead have been “furnished” to the SEC):

●	Our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on February 28, 2020 (the “2019 Form 10-K”);

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 11, 2020;

●	Our Current Reports on Form 8-K filed on January 6 , January 7, January 22, January 23, March 10, May 8, and June 17, 2020; and

●

The portions of our Proxy Statement for the 2020 Annual Meeting of Shareholders incorporated into the 2019 Form 10-K , which Proxy Statement was filed on March 20, 2020, and supplemented on April 10 and 16, 2020.

In addition, we also incorporate by reference into this prospectus all documents and additional information that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus supplement and the accompanying prospectus and prior to the termination of the offering of the Notes offered by this prospectus supplement. These documents include, but are not limited to, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, as well as proxy statements, if any. Any statement contained in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or

S-iii

superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement or the accompanying prospectus.

The information related to us contained in this prospectus supplement should be read together with the accompanying prospectus and the information contained in the documents incorporated by reference herein and therein. We will provide without charge to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner, upon the written or oral request of any such person, a copy of any or all of the information or documents that have been incorporated by reference into this prospectus supplement but not delivered with this prospectus supplement (without exhibits, unless the exhibits are specifically incorporated by reference into but not delivered with this prospectus supplement). Requests should be directed to:

Horizon Bancorp, Inc.

515 Franklin Street

Michigan City, Indiana 46360

Attn: Shareholder Relations

(219) 879-0211

Website: www.horizonbank.com

You should rely only on the information and representations in this prospectus supplement, the accompanying prospectus, and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information or representations. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus supplement, the accompanying prospectus, or any incorporated document is accurate as of any date other than the date of the document.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21F of the Securities Exchange Act of 1934, as amended, with respect to Horizon and the Bank. Horizon intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for the purposes of these safe harbor provisions. Statements in this prospectus supplement and the accompanying prospectus should be considered in conjunction with the other information available about Horizon, including the information in the other filings we make with the SEC. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “expect,” “estimate,” “project,” “intend,” “plan,” “believe,” “could,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.

Actual results may differ materially, adversely or positively, from the expectations of Horizon that are expressed or implied by any forward-looking statement. Risks, uncertainties, and factors that could cause Horizon’s actual results to vary materially from those expressed or implied by any forward-looking statement include but are not limited to:

●	the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic, and the

S-iv

impact of a slowing U.S. economy and increased unemployment on the performance of our loan and lease portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products;

●	economic conditions and their impact on Horizon and its customers;

●	changes in accounting standards or policies, including Accounting Standards Update (ASU) 2016-13, Financial Instruments – Credit Losses (CECL);

●	increased incidents of social, civil, and political unrest;

●	changes in the level and volatility of interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity;

●	volatility in interest rates and their impact on mortgage loan volumes and the outflow of deposits;

●	loss of key Horizon personnel;

●	increases in disintermediation, as new technologies allow consumers to complete financial transactions without the assistance of banks;

●	loss of fee income, including interchange fees, as new and emerging alternative payment platforms (e.g. Apple Pay or Bitcoin) take a greater market share of the payment systems;

●	estimates of fair value of certain of Horizon’s assets and liabilities;

●	volatility and disruption in financial markets;

●	prepayment speeds, loan originations, credit losses and market values, collateral securing loans and other assets;

●	sources of liquidity;

●	potential risk of environmental liability related to lending activities;

●	changes in the competitive environment in Horizon’s market areas and among other financial service providers;

●

legislation and/or regulation affecting the financial services industry as a whole, and Horizon and its subsidiaries in particular, including the effects resulting from the reforms enacted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the adoption of regulations by regulatory bodies under the Dodd-Frank Act;

●

the impact of whole or partial dismantling of provisions of the Dodd-Frank Act under the current federal administration, including the 2018 Economic Growth, Regulatory Relief, and Consumer Protection Act;

●	the impact of the Basel III capital rules;

●	changes in regulatory supervision and oversight, including monetary policy and capital requirements;

●	changes in accounting policies or procedures as may be adopted and required by regulatory agencies;

●	rapid technological developments and changes;

●	the risks presented by cyber terrorism and data security breaches;

●	containing costs and expenses;

●	the slowing or failure of economic recovery;

●	the ability of the U.S. federal government to manage federal debt limits;

●

the potential influence on the U.S. financial markets and economy from material changes outside the U.S. or in overseas relations, including changes in the U.S. trade relations related to imposition of tariffs, Brexit, and trade negotiations and tensions between the U.S. and China, and the phase out in 2021 of the London Interbank Offered Rate (“LIBOR”); and

●

the risks of expansion through mergers and acquisitions, including unexpected credit quality problems with acquired loans, difficulty integrating acquired operations and material differences in the actual financial results of such transactions compared with Horizon’s initial expectations, including the full realization of anticipated cost savings.

S-v

The foregoing list of important factors is not exclusive, and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. Except as required by law, we do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by us or on our behalf. You should carefully consider the statements under the heading “Risk Factors” in this prospectus supplement, the accompanying prospectus, any free writing prospectus that we authorize for use in connection with this offering, in Item 1A of Part I of our 2019 Annual Report on Form 10-K, in Item 1A of Part II of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in other reports, filings or documents we file with the SEC and which are incorporated by reference into this prospectus supplement and the accompanying prospectus, which describe factors that could cause our actual results to differ from those set forth in the forward-looking statements.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement, as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement, our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement.

Overview

Horizon is a registered financial holding company incorporated in Indiana and headquartered in Michigan City, Indiana. Horizon provides a broad range of banking services in northern and central Indiana and southern and central Michigan through its Indiana state-chartered commercial bank subsidiary, Horizon Bank (“Horizon Bank” or the “Bank”), and other affiliated entities, including Horizon Risk Management, Inc. Horizon operates as a single segment, which is commercial banking. Horizon Bank has been in continuous operation since it was founded in 1873 as a national banking association. Effective as of June 23, 2017, Horizon Bank converted from a national bank to an Indiana state commercial bank. The Bank is a full-service commercial bank offering commercial and retail banking services, corporate and individual trust and agency services and other services incident to banking from its 74 full service offices and 1 loan production office. Horizon Risk Management, Inc. is a captive insurance company incorporated in Nevada formed as a wholly owned subsidiary of Horizon. The Bank’s primary regulator is the Indiana Department of Financial Institutions (“IDFI”), and its primary federal regulator is the Federal Deposit Insurance Corporation (“FDIC”).

We have grown through organic growth and a series of acquisitions over the last 16 years. Our most recent acquisitions include:

●	Salin Bancshares, Inc. in March 2019, which added approximately $741.3 million in deposits;
●	Wolverine Bancorp, Inc. in October 2017, which added approximately $257.0 million in deposits;
●	Lafayette Community Bancorp in September 2017, which added approximately $151.3 million in deposits;
●	Branch acquisition from First Farmers Bank & Trust, in Bargersville, Indiana, in February 2017, which added approximately $14.8 million in deposits;
●	CNB Bancorp in November 2016, which added approximately $50.3 million in deposits;
●	LaPorte Bancorp, Inc. in July 2016, which added approximately $371.4 million in deposits;
●	Kosciusko Financial, Inc. in June 2016, which added approximately $122.8 million in deposits; and
●	Peoples Bancorp in July 2015, which added approximately $351.1 million in deposits.

As of March 31, 2020, we had total deposits of approximately $3.9 billion, total assets of approximately $5.4 billion, and total shareholders’ equity of approximately $630.8 million.

Recent Developments

COVID-19 Developments

In connection with the release of our financial results on April 29, 2020 for the first quarter ended March 31, 2020, we provided an update on the impact of the COVID-19 pandemic and the actions that we and our bank subsidiary, Horizon Bank, have taken to support customers, employees and the communities in which we operate.

To begin with, we mobilized our management team in early February 2020 to review our existing Pandemic Plan and conducted a trial run. We implemented the Pandemic Plan in March. In implementing the plan, our focus and first priority has been the safety and health of our employees and customers. Our Pandemic Plan, as well as our responses to COVID-19 in implementing the plan, have closely followed the recommendations and requirements of the U.S. Centers for Disease Control and Prevention and the pronouncements of the state and local authorities of the states in which we operate.

From the beginning of the pandemic, all of our offices have remained open, and we have taken measures to protect our employees and customers. On March 12, 2020, we implemented a ban on non-essential travel for all employees. On March 24, 2020, we limited access by customers to our offices and branch lobbies to appointment only. We also implemented social distancing measures for employees reporting to work at an office or branch and deployed a remote work policy. Approximately 42% of our employees are working remotely from home or other branch locations. We expanded our call center locations from three to four to minimize the risk of illness and to handle the expected increased call volume. In addition, we increased our number of interactive teller machines (ITM’s) staffed by remote video tellers to offer expanded hours of service to more customers (from 6:00 a.m. to 8:00 p.m. Central Time). We also have taken measures to financially support our employees by increasing paid time off and sick benefits. As the states in which we operate begin to reopen and lift their stay-at-home orders, we are preparing for these reopenings with numerous safety measures to protect our employees and customers. In this regard, we have installed plexiglass dividers within our branches at key points of customer interface, implemented the use of masks and gloves by our employees, and continued our adherence to social distancing practices.

Additionally, we have implemented programs and taken actions to assist our customers during the COVID-19 pandemic. We have provided payment extensions and loan modifications for customers, including more than $60.8 million in consumer and mortgage loan modifications as of May 31, 2020. We have provided additional financial assistance in the form of fee waivers and a freeze on all debt collection activities. We also have provided mortgage loan education programs for our customers, and we continue to fund new loans to qualified applicants. Additionally, our mortgage team is processing a record number of refinance applications. Further, we added interactive transaction machines to increase remote access, waived overdraft fees, and increased electronic deposit limits for COVID-19 relief to our customers.

In addition to the above measures, from early in the pandemic, we have taken actions to support our business and commercial customers. Horizon Bank is a preferred Small Business Administration (“SBA”) lender and has participated in all of the SBA’s loan programs enacted or utilized in response to COVID-19, including the Section 7(a), Express, 504, and Paycheck Protection Programs (“PPP”). As of May 31, 2020, we processed and received approvals on 2,385 PPP loans, totaling over $307 million of new loan funds for our customers. Additionally, we have continued to assist our commercial customers with payment extensions and other payment relief programs. Upon request, we granted extensions to our commercial customers on principal and interest payments for terms ranging from 60 to 180 days. We also continue to fund new loans to qualified business applicants.

We also have supported our local communities in response to the pandemic. Our employees have increased their volunteerism in support of local not-for-profit entities. We have contributed over $270,000 to COVID-19 related not-for-profit efforts, including local food banks, the United Way, and housing charities. We have participated in community conference calls related to COVID-19 and partnered with local neighborhood housing partnerships to provide funding for low- to moderate-income families. Further, we have partnered with local Certified Development Corporations to provide capital to small businesses.

The COVID-19 pandemic has had, and will continue to have, negative impacts on our businesses, revenues, credit costs and overall results of operations and financial condition. The extent of the impact of COVID-19 pandemic on our business, financial condition and results of operations will depend on certain developments, including the duration and spread of the outbreak, and the impact on our customers, employees and vendors, all of which are uncertain and cannot be predicted. See below under “Risk Factors – Additional Risk Factors Related to Our Business” for additional information.

Adoption of CECL

On January 1, 2020, we adopted ASU No. 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“CECL”). We recorded a net decrease to retained earnings of $15.6 million as of January 1, 2020 for the cumulative effect of adopting CECL. In March 2020, the U.S. banking agencies issued an interim final rule that provides banking organizations with an alternative option to phase-in over a three-year period the day-one adverse effects of CECL on their regulatory capital ratios. As of March 31, 2020, Horizon and Horizon Bank elected this transition option.

Because of CECL, our financial results may be negatively affected by weak or deteriorating forecasted economic conditions and alter our expectations for credit losses. In addition, due to the expansion of the time horizon over which we are required to estimate future credit losses under CECL, we may experience increased volatility in our future provisions for credit losses. As a result, factoring in COVID-19, we incurred a provision expense for credit losses on loans of $8.6 million in the first quarter of 2020 and may incur additional significant provision expense for credit losses in future periods as well.

Corporate Information

Our common stock is listed on the NASDAQ Global Select Market under the ticker symbol “HBNC.” Our principal executive offices are located at 515 Franklin Street, Michigan City, Indiana 46360. Our telephone number at this address is (219) 879-0211 and our website is www.horizonbank.com. The foregoing website address is intended to be an inactive textual reference only. The information on our website is not a part of, and is not incorporated into, this prospectus supplement or the accompanying prospectus.

THE OFFERING

The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Notes. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference or deemed to be incorporated by reference herein and therein, carefully before making a decision about whether to invest in the Notes. For a more complete understanding of the Notes, you should read the “Description of the Notes” section provide herein.

Issuer	Horizon Bancorp, Inc., a registered financial holding company incorporated in the State of Indiana and headquartered in Michigan City, Indiana.

Notes Offered	% Fixed-to-Floating Rate Subordinated Notes due 2030

Aggregate Principal Amount	$

Issue Date	, 2020

Issue Price	%

Maturity Date	The Notes will mature on , 2030.

Interest	Fixed rate period: A fixed rate per annum of %.

Floating rate period: A floating per annum rate equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus basis points for each quarterly interest period during the floating rate period; provided, however, that in the event the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For each interest period during the floating rate period, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions (each as defined under “Description of the Notes”).

If the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined under “Description of the Notes”) have occurred with respect to Three-Month Term SOFR, then the provisions under “Description of the Notes – Effect of Benchmark Transition Event,” which are referred to herein as the benchmark transition provisions, will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined under “Description of the Notes”) plus basis points.

We will act as the initial calculation agent.

Interest Payment Dates	Fixed rate period: and of each year, commencing on , 20 . The last interest payment date for the fixed rate period will be , 2025.

Floating rate period: , , and of each year, commencing on , 2025.

Record Dates	Interest on each Note will be payable to the person in whose name such Note is registered on the 15th day (whether or not a business day) immediately preceding the applicable interest payment date.

Day Count Convention	Fixed rate period: 360-day year consisting of twelve 30-day months.

Floating rate period: 360-day year and the actual number of days elapsed.

No Guarantee	The Notes will not be guaranteed by any of our subsidiaries. As a result, the Notes will be structurally subordinated to the liabilities of our subsidiaries as discussed below under “Ranking; Subordination.”

Ranking; Subordination	The Notes offered by this prospectus supplement will be issued by us under an Indenture for Subordinated Debt between Horizon and Wilmington Trust, National Association, as trustee (the “Trustee”), to be dated as of the issue date (the “Base Indenture”), as supplemented by a First Supplemental Indenture between Horizon and the Trustee, to be dated as of the issue date (the “First Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the First Supplemental Indenture, as the “Indenture.” The Notes will be our unsecured, subordinated obligations and:

●

will rank junior in right of payment and upon our liquidation to any of our existing and all future Senior Indebtedness (as defined in the Indenture), all as described under “Description of the Notes;”

●	will rank junior in right of payment and upon our liquidation to any of our future general creditors;

●

will rank equal in right of payment and upon our liquidation with all of our future indebtedness the terms of which provide that such indebtedness ranks equally with promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes;

●	will rank senior in right of payment and upon our liquidation to any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to promissory notes, bonds, debentures and other evidences of indebtedness of types that include the Notes; and

●

will be structurally subordinated to the existing and future indebtedness, deposits and other liabilities of the Company’s current and future subsidiaries, including without limitation, Horizon Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise.

As of March 31, 2020, on a consolidated basis, the aggregate outstanding principal amount of our borrowings totaled approximately $761 million, which included approximately $56.4 million that would rank junior to the Notes and $704.6 million of borrowings of our subsidiaries that would be structurally senior to the Notes. In addition, as of March 31, 2020, Horizon Bank also had $3.9 billion in deposits to which the Notes will be structurally subordinated.

The Indenture does not limit the amount of additional indebtedness we or our subsidiaries may incur.

Form and Denomination	The Notes will be offered in book-entry form only through the facilities of The Depository Trust Company (with its successors, “DTC”) in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	We may, at our option, beginning with the interest payment date of , 2025, and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest to, but excluding, the date of redemption.

Special Redemption	We may also redeem the Notes at any time prior to their maturity, including prior to , 2025, in whole, but not in part, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve, upon the occurrence of a “Tax Event,” a “Tier 2 Capital Event” or the Company becoming required to register as an investment company pursuant to the 1940 Act. For more information, see “Description of the Notes – Redemption.”

Sinking Fund	There is no sinking fund for the Notes.

Future Issuances

The Notes will initially be limited to an aggregate principal amount of $            . We may, from time to time, without notice to or consent of the holders of the Notes, increase the aggregate principal amount of the Notes outstanding by issuing additional Notes in the future with the same terms as the Notes, except for the issue date, the offering price and the first interest payment date, and such additional notes may be consolidated with the Notes issued in this offering and form a single series; provided that, if any such additional notes are not fungible with the Notes for U.S. federal income tax purposes, such additional notes will have a separate CUSIP or other identifying number.

Use of Proceeds	We estimate that the net proceeds from this offering will be $ , after deducting the underwriting discount and our estimated offering expenses. We intend to use the net proceeds of this offering for general corporate purposes, which may include, but are not limited to, financing working capital needs. See “Use of Proceeds.”

Listing	The Notes will not be listed on any securities exchange or quoted on any quotation system. Currently, there is no market for the Notes, and there is no assurance that any public market for the Notes will develop.

ERISA Considerations	For a discussion of certain prohibited transactions and fiduciary duty issues pertaining to purchases by or on behalf of an employee benefit plan, see “Certain ERISA Considerations.”

U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax considerations of purchasing, owning and disposing of the Notes, see “Material U.S. Federal Income Tax Considerations.”

Governing Law	The Notes and the Indenture will be governed by the laws of the State of New York.

Trustee	Wilmington Trust, National Association

Calculation Agent	We will appoint a calculation agent for the Notes prior to the commencement of the floating rate period. We will act as the initial calculation agent.

Risk Factors	Investing in the Notes involves risks. Potential investors are urged to read and consider the risk factors relating to an investment in the Notes set forth under “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as the risk factors and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors that you should carefully consider before deciding whether to invest in the Notes.

SUMMARY SELECTED CONSOLIDATED FINANCIAL DATA

The following tables present selected historical financial data derived from our unaudited consolidated financial statements as of and for the three months ended March 31, 2020 and 2019, which are incorporated by reference herein, and selected historical financial data derived from our audited consolidated financial statements as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015, which are incorporated by reference herein.

You should read the information set forth below, together with our consolidated financial statements and related notes, as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report for the quarter ended March 31, 2020, which have been filed with the SEC and are incorporated by reference in this prospectus supplement. See “Where You Can Find More Information.”

Information for the three month periods ended March 31, 2020 and 2019 is derived from unaudited financial statements and has been prepared on the same basis as our audited financial statements and includes, in the opinion of management, all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the data for such period. Results for past periods are not necessarily indicative of results that may be expected for any future period.

(in thousands, except per share data)	At or for the Three Months Ended March 31,		At or for the year ended December 31,

	2020	2019	2019	2018	2017	2016	2015

	(unaudited)	(unaudited)
Summary of Operations:

Interest Income	$ 51,654	$45,373	$208,332	$166,168	$128,483	$106,529	$88,588

Interest Expense	10,729	11,093	47,541	31,599	16,383	20,537	13,854

Net Interest Income	40,925	34,280	160,791	134,569	112,100	85,992	74,734

Credit Loss Expense	8,600	364	1,976	2,906	2,470	1,842	3,162

Non-Interest Income	12,063	8,712	43,058	34,413	33,136	35,455	28,434

Non-Interest Expense	31,149	29,738	122,032	102,516	94,813	86,892	72,225

Income Before Income Taxes	13,239	12,890	79,841	63,560	47,953	32,713	27,781

Income Tax Expense	1,584	2,074	13,303	10,443	14,836	8,801	7,232

Net Income	11,655	10,816	66,538	53,117	33,117	23,912	20,549

Preferred stock dividend	-	-	-	-	-	(42)	(125)

Net Income Available to Common Shareholders	$ 11,655	$10,816	$66,538	$53,117	$33,117	$23,870	$20,424

Period-End Balances:

Total Assets	$5,351,325	$5,051,639	$5,246,829	$4,246,688	$3,964,303	$3,141,156	$2,652,401

Total Loans, Net	3,658,859	3,603,236	3,619,174	2,995,512	2,815,601	2,121,149	1,734,597

Total Deposits	3,882,271	3,888,023	3,931,002	3,139,376	2,881,003	2,471,210	1,880,153

Total Borrowings	760,987	513,098	606,052	588,221	601,810	304,945	482,144

Total Shareholders’ Equity	$630,842	$609,468	$656,023	$491,992	$457,078	$340,855	$266,832

Per Share Data:

Basic Earnings Per Share(1)	$0.26	$0.28	$1.53	$1.39	$0.96	$0.80	$0.86

Diluted Earnings Per Share(1)	0.26	0.28	1.53	1.38	0.95	0.79	0.84

Cash Dividends(1)	0.12	0.10	0.46	0.40	0.33	0.27	0.26

Book Value Per Common Share at Period-End(1)	$14.41	$13.53	$14.59	$12.82	$11.93	$10.25	$9.47

(1)	Adjusted for 3:2 stock splits on June 15, 2018 and November 14, 2016.

RISK FACTORS

An investment in the Notes involves certain risks. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the risk factors and other information included in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and in other documents that we subsequently filed with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading “Cautionary Statement Regarding Forward-Looking Statements.” This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our securities could decline significantly, and you could lose all or part of your investment.

Additional Risk Factors Related to Our Business

The COVID-19 pandemic has adversely impacted our business and financial results, and the ultimate impact will depend on future developments, which are highly uncertain and cannot be predicted, including the scope and duration of the pandemic and actions taken by governmental authorities in response to the pandemic.

The COVID-19 pandemic is creating extensive disruptions to the global economy and to the lives of individuals throughout the world. Governments, businesses, and the public are taking unprecedented actions to contain the spread of COVID-19 and to mitigate its effects, including quarantines, travel bans, shelter-in-place orders, closures of businesses and schools, fiscal stimulus, and legislation designed to deliver monetary aid and other relief. While the scope, duration, and full effects of COVID-19 are rapidly evolving and not fully known, the pandemic and related efforts to contain it have disrupted global economic activity, adversely affected the functioning of financial markets, impacted interest rates, increased economic and market uncertainty, and disrupted trade and supply chains. If these effects continue for a prolonged period or result in sustained economic stress or recession, many of the risks attendant to our business and disclosed in our Annual Report on Form 10-K for the year ended December 31, 2019 and as disclosed on our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 could be exacerbated and such effects could have a material adverse impact on us in a number of ways related to credit, collateral, customer demand, funding operations, interest rate risk, human capital and self-insurance, as described in more detail below.

●

Credit Risk – Our risks of timely loan repayment and the value of collateral supporting the loans are affected by the strength of our borrower’s business. Concern about the spread of COVID-19 has caused and is likely to continue to cause business shutdowns, limitations on commercial activity and financial transactions, labor shortages, supply chain interruptions, increased unemployment and commercial property vacancy rates, reduced profitability and ability for property owners to make mortgage payments, and overall economic and financial market instability, all of which may cause our customers to be unable to make scheduled loan payments. If the effects of COVID-19 result in widespread and sustained repayment shortfalls on loans in our portfolio, we could incur significant delinquencies, foreclosures and credit losses, particularly if the available collateral is insufficient to cover our exposure. The future effects of COVID-19 on economic activity could negatively affect the collateral values associated with our existing loans, the ability to liquidate the real estate collateral securing our residential and commercial real estate loans, our ability to maintain loan origination volume and to obtain additional financing, the future demand for or profitability of our lending services, and the financial condition and credit risk of our customers. Further, in the event of delinquencies, regulatory and accounting changes and policies designed to protect borrowers may slow or prevent us from making our business decisions or may result in a delay in our taking certain remediation actions, such as foreclosure. In addition, we have unfunded commitments to extend credit to customers. During a challenging economic environment like now, our customers are more dependent on our credit commitments and increased borrowings under these commitments could adversely impact our liquidity.

We have announced programs to support customers, employees, and communities during the COVID-19 pandemic. Many of our borrowers have enrolled in one of our programs to defer all loan payments for up to 180 days. These programs may negatively impact our revenue and other results of operations in the near term and, if not effective in mitigating the effect of COVID-19 on our customers, may adversely affect our business and results of operations more substantially over a longer period of time. Furthermore, in an effort to support our communities during the pandemic, we are participating in the Paycheck Protection Program (“PPP”) under the CARES Act whereby loans to small businesses are made and those loans are subject to the regulatory requirements that would require forbearance of loan payments for a specified time or that would limit our ability to pursue all available remedies in the event of a loan default. If the borrower under the PPP loan fails to qualify for loan forgiveness, we are at the heightened risk of holding these loans at unfavorable interest rates as compared to the loans to customers that we would have otherwise extended.

●

Strategic Risk – Our success may be affected by a variety of external factors that may affect the price or marketability of our products and services, changes in interest rates that may increase our funding costs, reduced demand for our financial products due to economic conditions and the various responses of governmental and nongovernmental authorities. In recent months, the COVID-19 pandemic has significantly increased economic uncertainty and has led to disruption and volatility in the global capital markets. Furthermore, many of the governmental actions have been directed toward curtailing household and business activity to contain COVID-19. These actions have been rapidly expanding in scope and intensity. For example, in many of our markets, local governments have acted to temporarily close or restrict the operations of most businesses. The future effects of COVID-19 on economic activity could negatively affect the future banking products we provide, including a decline in originating of loans.

●

Operational Risk – Current and future restrictions on our workforce’s access to our facilities could limit our ability to meet customer servicing expectations and have a material adverse effect on our operations and financial results. We rely on business processes and branch activity that largely depend on people and technology, including access to information technology systems as well as information, applications, payment systems and other services provided by third parties. In response to COVID-19, we have modified our business practices with a portion of our employees working remotely from other locations and their homes to have our operations uninterrupted as much as possible. Further, technology in employees’ homes may not be as robust as in our offices and could cause the networks, information systems, applications, and other tools available to employees to be more limited or less reliable than in our offices. The continuation of these work-from-home measures also introduces additional operational risk, including increased cybersecurity risk. These cyber risks include greater phishing, malware, and other cybersecurity attacks, vulnerability to disruptions of our information technology infrastructure and telecommunications systems for remote operations, increased risk of unauthorized dissemination of confidential information, limited ability to restore the systems in the event of a systems failure or interruption, greater risk of a security breach resulting in destruction or misuse of valuable information, and potential impairment of our ability to perform critical functions, including wiring funds, all of which could expose us to risks of data or financial loss, litigation and liability and could seriously disrupt our operations and the operations of any impacted customers.

Moreover, we rely on many third parties in our business operations, including the appraiser of the real property collateral, vendors that supply essential services such as loan servicers, providers of financial information, systems and analytical tools and providers of electronic payment and settlement systems, and local and federal government agencies, offices, and courthouses. In light of the developing measures responding to the pandemic, many of these entities may limit the availability and access of their services. For example, loan origination could be delayed due to the limited availability of real estate appraisers for the collateral. Loan closings could be delayed related to reductions in available staff in recording offices or the closing of courthouses in certain counties, which slows the process for title work, mortgage and UCC filings in those counties. If the third-party service providers continue to have limited capacities for a prolonged period or if additional limitations or potential disruptions in these services materialize, it may negatively affect our operations and financial results.

●

Interest Rate Risk – Our net interest income, lending activities, deposits and profitability could be negatively affected by volatility in interest rates caused by uncertainties stemming from COVID-19. In March 2020, the Federal Reserve lowered the target range for the federal funds rate to a range from 0 to 0.25 percent, citing concerns about the impact of COVID-19 on markets and stress in the energy sector. A prolonged period of extremely volatile and unstable market conditions would likely increase our funding costs and negatively affect market risk mitigation strategies. Higher income volatility from changes in interest rates and spreads to benchmark indices could cause a loss of future net interest income and a decrease in current fair market values of our assets. Fluctuations in interest rates will impact both the level of income and expense recorded on most of our assets and liabilities and the market value of all interest earning assets and interest bearing liabilities, which in turn could have a material adverse effect on our net income, operating results, or financial condition.

In addition, the United States Government and its related entities are incurring unprecedented debt levels in support of the United States Economy. This level of debt may not be sustainable, may cause inflationary pressures and increases risks to fund the balance sheet if international investors elect to no longer purchase United States Treasuries.

Because there have been no recent global pandemics that resulted in similar global impact, we do not yet know the full extent of COVID-19’s effects on our business, operations, or the global economy as a whole. Any future development will be highly uncertain and cannot be predicted, including the scope and duration of the pandemic, the effectiveness of our work from home arrangements, third party providers’ ability to support our operation, and any actions taken by governmental authorities and other third parties in response to the pandemic. The uncertain future development of this crisis could materially and adversely affect our business, operations, operating results, financial condition, liquidity or capital levels.

The Bank’s active participation in the PPP may expose the Company to litigation and compliance risk.

To support our customers, businesses and communities, we are an active participant in the PPP, notwithstanding that our participation in this federal relief program exposes the Company and the Bank to compliance and litigation risk.

Because of the short time period between the passing of the CARES Act and the implementation of the PPP, there is ambiguity in the laws, rules and guidance regarding the operation of the PPP, which exposes the Company to risks relating to noncompliance with the PPP. There is risk that the SBA or another governmental entity could conclude there is a deficiency in the manner in which the Bank originated, funded, or serviced PPP loans, which may or may not be related to the ambiguity in the CARES Act or the rules and guidance promulgated by the SBA and the U.S. Department of the Treasury regarding the operation of the PPP. Several banks have already been subject to litigation and governmental inquiries regarding their respective procedures for processing PPP applications. Any such litigation regardless of the outcome, may result in significant financial liability or adversely affect the Company’s reputation. In addition, the Company and the Bank may be subject to regulatory scrutiny regarding their processing of PPP applications or their origination or servicing of PPP loans.

While the SBA has said that in many instances, the Bank may rely on the certifications of borrowers regarding their eligibility for PPP loans, the Bank does have several obligations under the PPP, and if the SBA found that the Bank did not meet those obligations, the remedies the SBA may seek against the Bank are unknown but may include not guarantying the PPP loans resulting in credit exposure to borrowers who may be unable to repay their loans. The PPP program may also attract significant interest from federal and state enforcement authorities, oversight agencies, regulators, and Congressional committees. State Attorneys General and other federal and state agencies may assert that they are not subject to the provisions of the CARES Act and the PPP regulations entitling the Bank to rely on borrower certifications, and take more aggressive action against the Bank for alleged violations of the provisions governing the Bank’s participation in the PPP.

We face risks related to the current increased incidents of social, civil, and political unrest, which could disrupt our operations.

Our business could be adversely affected by the current increased incidents of social, civil, and political unrest taking place in some of the markets in which we operate. For example, at the end of May through the beginning of June 2020, there have been riots in cities in which we have branches and offices, many of which have been violent. As a result of this civil unrest and in order to maintain the safety of our employees and customers, some of our offices had to close early, or reduce their hours, however all offices did reopen on the very next business day. In addition, two of our offices incurred minor damage due to the civil unrest, and as a result we are considering additional safety and security measures for the protection of all our customers, employees and assets. There can be no assurance when the tensions underpinning the social unrest will end or that the unrest will not escalate in the future. Any continuation or future increase in the unrest, or a failure to restore public and social order by the governmental authorities in our affected markets, could adversely impact the security and stability of the localities in which we operate and could impact our ability to provide banking products and services to our customers, which could disrupt our operations and impact our ability to grow.

Risk Factors Related to the Notes

The Notes will be unsecured and subordinated to any existing and future senior indebtedness.

The Notes will be subordinated obligations of Horizon. Accordingly, they will be junior in right of payment to any existing and all future senior indebtedness, and in certain events of insolvency, to other financial obligations as described under “Description of the Notes.” Our senior indebtedness includes all indebtedness, except indebtedness that is expressly subordinated to or ranked pari passu with the Notes, subject to certain exceptions. The Notes will rank equally with all other unsecured subordinated indebtedness of Horizon issued in the future under the Indenture. In addition, the Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including Horizon Bank. As of March 31, 2020, on a consolidated basis, the aggregate principal amount of our borrowings totaled approximately $761 million, which included approximately $56.4 million that would rank junior to the Notes and $704.6 million of borrowings of our subsidiaries that would be structurally senior to the Notes. As of March 31, 2020, the Bank also had $3.9 billion in total deposits that would be structurally senior to the Notes.

In addition, the Notes will not be secured by any of our assets. As a result, the Notes will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The Indenture governing the Notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above, holders of the Notes may not be fully repaid in the event of our bankruptcy, liquidation or reorganization.

The Notes will not be insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.

The Notes are not savings accounts, deposits or other obligations of Horizon Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are obligations of Horizon only and are neither obligations of, nor guaranteed by, any of our subsidiaries. The Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of Horizon Bank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets. Even if we become a creditor of any of our subsidiaries, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any debt of that subsidiary senior to that held by us, and our rights could otherwise be subordinated to the rights of other creditors and depositors of that subsidiary. Furthermore, none of our subsidiaries are under any obligation to make payments to us, and any payments to us would depend on the earnings or financial condition of our subsidiaries and various business considerations. Statutory, contractual or other restrictions also limit our subsidiaries’ ability to pay dividends or make distributions, loans, or advances to us. For these reasons, we may not have access to any assets or cash flows of our subsidiaries to make interest and principal payments on the Notes.

The Indenture governing the Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

Neither we nor any of our subsidiaries are restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the Indenture governing the terms of the Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the Indenture governing the Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the Indenture governing the Notes. Except as expressly provided in the Indenture, you are not protected under the Indenture governing the Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you. See “Description of the Notes – Consolidation, Merger and Sale of Assets.”

Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries.

We are a financial holding company and we conduct substantially all of our operations through subsidiaries, including the Bank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the Notes.

There are limitations on the payment of dividends by the Bank to the Company. Horizon is a legal entity separate and distinct from the Bank. The primary source of Horizon’s cash flow, including cash flow to pay dividends on its common stock, is the payment of dividends to Horizon by the Bank. Under Indiana law, the Bank may pay dividends of so much of its undivided profits (generally, earnings less losses, bad debts, taxes and other operating expenses) as is considered appropriate by the Bank’s Board of Directors. However, the Bank must obtain the approval of the Indiana Department of Financial Institutions (“IDFI”) for the payment of a dividend if the total of all dividends declared by the Bank during the current year, including the proposed dividend, would exceed the sum of retained net income for the year to date plus its retained net income for the previous two years. For this purpose, “retained net income” means net income as calculated for call report purposes, less all dividends declared for the applicable period. The Bank is generally exempt from this IDFI pre-approval process for dividends if (i) the Bank has been assigned a composite uniform financial institutions rating of 1 or 2 as a result of the most recent federal or state examination; (ii) the proposed dividend will not result in a Tier 1 leverage ratio below 7.5%; and (iii) the Bank is not subject to any corrective action, supervisory order, supervisory agreement or board approved operating agreement.

The FDIC has the authority to prohibit the Bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice in light of the financial condition of the Bank.

In addition, under Federal Reserve supervisory policy, a bank holding company generally should not maintain its existing rate of cash dividends on common shares unless (i) the organization’s net income available to common shareholders over the past year has been sufficient to fully fund the dividends and (ii) the prospective rate of earnings retention appears consistent with the organization’s capital needs, assets, quality and overall financial condition. The Federal Reserve issued a letter dated February 24, 2009, to bank holding companies informing them that it expects bank holding companies to consult with it in advance of declaring dividends that could raise safety and soundness concerns (i.e., such as when the dividend is not supported by earnings or involves a material increase in the dividend rate) and in advance of repurchasing shares of common stock or preferred stock. Although the effect of this letter was revised in December 2015 to become inapplicable to certain large U.S. bank holding companies (generally, those with at least $50 billion in average total consolidated assets), the guidance remains effective for bank holding companies like Horizon.

Further, contractual or other restrictions may also limit our subsidiaries’ abilities to pay dividends or make distributions, loans or advances to us. See the information under “Regulation and Supervision – Dividends” in Item 1, “Business,” in our annual report on Form 10-K for the year ended December 31, 2019. For these reasons, we may not have access to any assets or cash flow of our subsidiaries to make principal or interest payments on the Notes.

We may not be able to generate sufficient cash to service all of our debt, including the Notes.

Our ability to make scheduled payments of principal and interest, or to satisfy our obligations in respect of our debt or to refinance our debt, will depend on our future performance of our operating subsidiaries. Prevailing economic conditions (including interest rates), regulatory constraints, including, without limitation, limiting distributions to us from Horizon Bank and required capital levels with respect to Horizon Bank and financial, business and other factors, many of which are beyond our control, will also affect our ability to meet these needs. Our subsidiaries may not be able to generate sufficient cash flows from operations, or we may be unable to obtain future borrowings in an amount sufficient to enable us to pay our debt, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt on or before maturity. We may not be able to refinance any of our debt when needed (including, without limitation, upon commencement of the floating rate period) on commercially reasonable terms or at all.

The limited covenants relating to the subordinated notes do not protect you.

The covenants in the Indenture governing the Notes are limited. In addition, the Notes and the Indenture do not limit our or our subsidiaries’ ability to further issue additional Notes, including additional notes of the same series as the Notes, or to incur additional debt. As a result, the terms of the Indenture do not protect you in the event of an adverse change in our financial condition or results of operations, and you should not consider the terms of the Indenture to be a significant factor in evaluating whether we will be able to comply with our obligations under the Notes.

Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding.

As a financial holding company, our ability to pay the principal of, and interest on, the Notes is subject to the rules and guidelines of the Federal Reserve regarding capital adequacy. We intend to treat the Notes as “Tier 2 capital” under these rules and guidelines. The Federal Reserve guidelines generally require us to review the effects of the cash payment of Tier 2 capital instruments, such as the Notes, on our overall financial condition. The guidelines also require that we review our net income for the current and past four quarters, and the amounts we have paid on Tier 2 capital instruments for those periods, as well as our projected rate of earnings retention. Moreover, pursuant to federal law and Federal Reserve regulations, as a bank holding company, we are required to act as a source of financial and managerial strength to Horizon Bank and commit resources to its support, including, without limitation, the guarantee of its capital plans if it is undercapitalized. Such support may be required at times when we may not otherwise be inclined or able to provide it. As a result of the foregoing, we may be unable to pay accrued interest on the Notes on one or more of the scheduled interest payment dates, or at any other time, or the principal of the Notes at the maturity of the Notes.

If we were to be the subject of a bankruptcy proceeding under Chapter 11 of the U.S. Bankruptcy Code, then the bankruptcy trustee would be deemed to have assumed, and would be required to cure, immediately any deficit under any commitment we have to any of the federal banking agencies to maintain the capital of Horizon Bank, and any other insured depository institution for which we have such a responsibility, and any claim for breach of such obligation would generally have priority over most other unsecured claims.

Holders of the Notes will have limited rights, including limited rights of acceleration, if there is an event of default.

Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or liquidation involving us or Horizon Bank. There is no automatic acceleration, or right of acceleration, in the case of default in the payment of principal of or interest on the Notes, or in the performance of any of our other obligations under the Notes or the Indenture governing the Notes. Our regulators can, in the event we or Horizon Bank become subject to an enforcement action, prohibit Horizon Bank from paying dividends to us, and prevent our payment of interest or principal on the Notes and any dividends on our capital stock, but such limits will not permit acceleration of the Notes. See “Description of the Notes– Defaults; Events of Default; Limited Rights of Acceleration.”

An active trading market for the Notes may not develop.

The Notes constitute a new issue of securities for which there is no existing trading market. We do not intend to apply for listing of the Notes on any securities exchange or for quotation of the Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Notes will develop, the ability of holders of the Notes to sell their Notes or the prices at which holders may be able to sell their Notes. The underwriter is not obligated to make a secondary market in the Notes, and any market-making with respect to the Notes may be discontinued at any time without notice. You should also be aware that there may be a limited number of buyers if you decide to sell your Notes. This may affect the price you receive for your Notes or your ability to sell your Notes at all. Investors in the Notes may not be able to sell the Notes at all or may not be able to sell the Notes at prices that will provide them with a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

If a trading market for the Notes develops, changes in the debt markets, among other things, could adversely affect your ability to liquidate your investment in the Notes and the market price of the Notes.

Many factors could affect the trading market for, and the trading value of, the Notes. These factors include: the method of calculating the principal, premium, if any, interest or other amounts payable, if any, on the

Notes; the time remaining to the maturity of the Notes; the ranking of the Notes; the redemption features of the Notes; the outstanding amount of subordinated notes with terms identical to the Notes offered hereby; the prevailing interest rates being paid by other companies similar to us; changes in U.S. interest rates; whether the ratings on the Notes or us provided by any rating agency have changed; our financial condition, financial performance and future prospects; the level, direction and volatility of market interest rates generally; general economic conditions of the capital markets in the U.S.; and geopolitical conditions and other financial, political, regulatory, and judicial events that affect the capital markets generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could adversely affect the trading market (if any) for, and the market price of, the Notes.

Because the Notes may be redeemed at our option under certain circumstances prior to their maturity, if we elect to redeem all or any portion of the Notes, you may be subject to reinvestment risk.

On or after                 , 2025, we may, at our option, redeem the Notes in whole or in part on each interest payment date. In addition, we may also redeem the Notes prior to maturity, at our option, in whole but not in part, if: (i) we receive an opinion from independent tax counsel to the effect that as a result of an amendment or change (including any announced prospective amendment or change) in law, an administrative or judicial action (including an announcement thereof) or an amendment to or change in any official position with respect to, or interpretation of, an administrative or judicial action or a law or regulation that differs from the previously generally accepted position or interpretation, there is more than an insubstantial risk that interest payable by us on the Notes is not, or within 90 days of the date of such opinion, will not be deductible by us, in whole or in part, for U.S. federal income tax purposes; (ii) a subsequent event occurs that, as a result of which, there is more than an insubstantial risk that we would not be entitled to treat the Notes as Tier 2 capital for regulatory capital purposes; or (iii) we are required to register as an investment company under the Investment Company Act, as amended. The redemption price for any redemption is 100% of the principal amount of the Notes, plus accrued and unpaid interest thereon to, but excluding, the date of redemption. Any early redemption of the Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Notes by reducing the term of the investment. Under current regulatory capital guidelines, the aggregate principal amount of the Notes that will count as Tier 2 capital will be reduced by 20% in each of the last five years prior to the Maturity Date of the Notes. As a result, we may be more likely to redeem the Notes prior to their Maturity Date. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Notes. See “Description of the Notes – Redemption.”

We may elect to redeem the Notes on or after the date on which they become redeemable at our option; however, investors should not expect us to make such election on such date when the Notes are first redeemable. Under Federal Reserve regulations, unless the Federal Reserve authorizes us in writing to do otherwise, we may not redeem the Notes unless they are replaced with other Tier 2 capital instruments or unless we can demonstrate to the satisfaction of the Federal Reserve that, following redemption, we will continue to hold capital commensurate with our risk.

The amount of interest payable on the Notes will vary after                 , 2025.

During the fixed rate period, the Notes will bear interest at an initial rate of     % per annum. Thereafter, the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus         basis points, subject to the provisions under “Description of the Notes – Interest.” The per annum interest rate that is determined at the reference time for each interest period will apply to the entire quarterly interest period following such determination date even if the Benchmark rate increases during that period.

Floating rate notes bear additional significant risks not associated with fixed rate debt securities. These risks include fluctuation of the interest rates and the possibility that you will receive an amount of interest that is lower than expected. We have no control over a number of matters, including, without limitation, economic, financial, and political events, that are important in determining the existence, magnitude, and longevity of market volatility and other risks and their impact on the value of, or payments made on, the Notes. In recent years, interest rates have been volatile, and that volatility may be expected in the future.

Our published credit ratings may not reflect all risks of an investment in the Notes.

The published credit ratings of us or our indebtedness are an assessment by rating agencies of our ability to pay our debts when due. These ratings are not recommendations to purchase, hold or sell the Notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the Notes, but rather reflect only the view of each rating agency at the time the rating is issued. The published credit ratings assigned to the Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Notes.

Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Notes and the suitability of investing in the Notes in light of your particular circumstances.

A downgrade in our credit ratings or the ratings of our subsidiaries could have a material adverse impact on us.

Rating agencies continuously evaluate us and our subsidiaries, and their ratings of our long-term and short-term debt are based on a number of factors, including financial strength, as well as factors not entirely within our control, such as conditions affecting the financial services industry generally. In light of these reviews and the continued focus on the financial services industry generally, we and our subsidiaries may not be able to maintain our current credit ratings. Rating downgrades by a rating agency could have a significant and immediate impact on our funding and liquidity through cash obligations, reduced funding capacity and collateral triggers. A reduction in our or our subsidiaries’ credit ratings could also increase our borrowing costs and limit access to the capital markets.

Downgrades in the credit or financial strength ratings assigned to the counterparties with whom we transact could create the perception that our financial condition will be adversely impacted as a result of potential future defaults by such counterparties. Additionally, we could be adversely affected by a general, negative perception of financial institutions caused by the downgrade of other financial institutions. Accordingly, ratings downgrades for other financial institutions could affect the market price of our stock and could limit our access to or increase our cost of capital.

Investors should not rely on indicative or historical data concerning SOFR.

The interest rate during the floating rate period will be determined using Three-Month Term SOFR (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to Three-Month Term SOFR, in which case the rate of interest will be based on the next-available Benchmark Replacement, which is Compounded SOFR). In the following discussion of SOFR, when we refer to the Notes, we mean the Notes at any time during the floating rate period when the interest rate on the Notes is or will be determined based on SOFR, including Three-Month Term SOFR.

SOFR is published by the Federal Reserve Bank of New York (“FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by U.S. Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral U.S. Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of DTC. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral U.S. Treasury repo transactions cleared through the FICC’s delivery-versus-payment service. FRBNY states that it obtains information from DTCC Solutions LLC, an affiliate of DTC.

FRBNY currently publishes SOFR daily on its website at https://apps.newyorkfed.org/markets/autorates/ sofr. FRBNY states on its publication page for SOFR that use of SOFR is subject to important disclaimers, limitations and indemnification obligations, including that FRBNY may alter the methods of calculation, publication schedule, rate revision practices or availability of SOFR at any time without notice. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

FRBNY started publishing SOFR in April of 2018. FRBNY has also started publishing historical indicative SOFRs dating back to 2014, although such historical indicative data inherently involves assumptions, estimates and approximations. Investors should not rely on such historical indicative data or on any historical changes or trends in SOFR as an indicator of the future performance of SOFR. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates, and SOFR over time may bear little or no relation to the historical actual or historical indicative data. In addition, the return on and value of the Notes may fluctuate more than floating rate securities that are linked to less volatile rates.

Changes in SOFR could adversely affect holders of the Notes.

Because SOFR is published by FRBNY based on data received from other sources, we have no control over its determination, calculation or publication. There is no assurance that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to the interests of investors in the Notes. If the manner in which SOFR is calculated is changed, that change may result in a reduction in the amount of interest that accrues on the Notes during the floating rate period, which may adversely affect the trading prices of the Notes. Further, if the Benchmark rate on the Notes during the floating rate period on any determination date declines to zero or becomes negative, the interest rate will be deemed to equal zero. In addition, once the Benchmark rate for the Notes for each interest period during the floating rate period is determined by the calculation agent on the determination date, interest on the Notes shall accrue at such Benchmark rate for the applicable interest period and will not be subject to change during such interest period. There is no assurance that changes in SOFR could not have a material adverse effect on the yield on, value of and market for the Notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

In June 2017, the Alternative Reference Rates Committee (“ARRC”) convened by the Federal Reserve and FRBNY announced SOFR as its recommended alternative to London interbank offered rate (“LIBOR”) for U.S. dollar obligations. However, because SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions, it differs fundamentally from LIBOR. For example, SOFR is a secured overnight rate, while LIBOR is an unsecured rate that represents interbank funding over different maturities. In addition, because SOFR is a transaction-based rate, it is backward-looking, whereas LIBOR is forward-looking. Because of these and other differences, there is no assurance that SOFR will perform in the same way as LIBOR would have performed at any time, and there is no guarantee that it is a comparable substitute for LIBOR.

Any failure of SOFR to gain market acceptance could adversely affect holders of the Notes.

SOFR may fail to gain market acceptance. SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to LIBOR in part because it is considered to be a good representation of general funding conditions in the overnight U.S. Treasury repo market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR to be a comparable substitute or successor for all of the purposes for which LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen its market acceptance. Any failure of SOFR to gain market acceptance could adversely affect the yield on, value of and market for the Notes.

The interest rate for the Notes during the applicable floating rate period may be determined based on a rate other than Three-Month Term SOFR.

Under the terms of the Notes, the interest rate on the Notes for each interest period during the applicable floating rate period will be based on Three-Month Term SOFR, a forward-looking term rate for a tenor of three months that will be based on SOFR. Three-Month Term SOFR does not currently exist and is currently being developed under the sponsorship of the ARRC. There is no assurance that the development of Three-Month Term SOFR, or any other forward-looking term rate based on SOFR, will be completed. Uncertainty surrounding the development of forward-looking term rates based on SOFR could have a material adverse effect on the return on, value of and market for the Notes. If, at the commencement of the applicable floating rate period for the Notes, the Relevant Governmental Body (as defined in “Description of Notes” below) has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible, then the next-available Benchmark Replacement under the benchmark transition provisions will be used to determine the interest rate on the Notes during the applicable floating rate period (unless a Benchmark Transition Event and its related Benchmark Replacement Date occur with respect to that next-available Benchmark Replacement).

Under the terms of the Notes, we are expressly authorized to make determinations, decisions or elections with respect to technical, administrative or operational matters that we decide are appropriate to reflect the use of Three-Month Term SOFR as the interest rate basis for the Notes, which are defined in the terms of the Notes as “Three-Month Term SOFR Conventions.” For example, assuming that a form of Three-Month Term SOFR is developed, it is not currently known how or by whom rates for Three-Month Term SOFR will be published. Accordingly, we will need to determine and to instruct the calculation agent concerning the manner and timing for its determination of the applicable Three-Month Term SOFR during the applicable floating rate period. Our determination and implementation of any Three-Month Term SOFR Conventions could result in adverse consequences to the amount of interest that accrues on the Notes during the applicable floating rate period, which could adversely affect the return on, value of and market for the Notes.

Any Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR.

Under the benchmark transition provisions of the Notes, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR, then the floating interest rate on the Notes for each interest period during the floating rate period will be determined using the next-available Benchmark Replacement (which may include a related Benchmark Replacement Adjustment). However, the Benchmark Replacement may not be the economic equivalent of Three-Month Term SOFR. For example, Compounded SOFR, the first-available Benchmark Replacement, is the compounded average of the daily SOFR calculated in arrears, while Three-Month Term SOFR is intended to be a forward-looking rate with a tenor of three months. In addition, very limited market precedent exists for securities that use Compounded SOFR as the rate basis, and the method for calculating Compounded SOFR in those precedents varies. Further, the ISDA Fallback Rate, which is another Benchmark Replacement, has not yet been established and may change over time.

The implementation of Benchmark Replacement Conforming Changes could adversely affect holders of the Notes.

Under the benchmark transition provisions of the Notes, if Three-Month Term SOFR has been discontinued or if a particular Benchmark Replacement or Benchmark Replacement Adjustment cannot be determined, then the next-available Benchmark Replacement or Benchmark Replacement Adjustment will apply. These replacement rates and adjustments may be selected or formulated by: (i) the Relevant Governmental Body (such as the ARRC); (ii) ISDA; or (iii) in certain circumstances, us. In addition, the benchmark transition provisions expressly authorize us to make certain changes, which are defined in the terms of the Notes as “Benchmark Replacement Conforming Changes,” with respect to, among other things, the determination of interest periods, and the timing and frequency of determining rates and making payments of interest. The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest that accrues on the Notes during any interest period during the floating rate period, which could adversely affect the yield on, value of and market for the Notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark rate that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark rate that it is replacing.

Also, since SOFR is a relatively new market index, SOFR-linked debt securities likely will have no established trading market when issued, and an established trading market may never develop or may not be very liquid. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions, may evolve over time, and trading prices of the Notes may be lower than those of later-issued SOFR-linked debt securities as a result. Similarly, if SOFR does not prove to be widely used in securities similar to the Notes, the trading price of the Notes may be lower than those of debt securities linked to such rates that are more widely used. Debt securities indexed to SOFR (as the Notes will be) may not be able to be sold at all or may not be able to be sold at prices that will provide a yield comparable to similar investments that have a developed secondary market, and may consequently suffer from increased pricing volatility and market risk.

We or an affiliate of ours will or could have authority to make determinations and elections that could affect the return on, value of and market for the Notes.

Under the terms of the Notes, we may make certain determinations, decisions and elections with respect to the Benchmark rate on the Notes during the floating rate period, including, without limitation, any determination, decision or election required to be made by the calculation agent that the calculation agent fails to make. We will make any such determination, decision or election in our sole discretion, and any such determination, decision or election that we make could affect the amount of interest that accrues on the Notes during any interest period in the floating rate period. If the calculation agent fails, when required, to make a determination that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, or fails, when required, to determine the Benchmark Replacement and Benchmark Replacement Adjustment, then we will make those determinations in our sole discretion. Furthermore, we or an affiliate of ours may assume the duties of calculation agent. We will act as the initial calculation agent and we cannot assure you that we will appoint an independent third-party calculation agent at any time. Any exercise of discretion by us under the terms of the Notes, including, without limitation, any discretion exercised by us or by an affiliate acting as calculation agent, could present a conflict of interest. In making the required determinations, decisions and elections, we or an affiliate of ours acting as calculation agent may have economic interests that are adverse to the interest of the holders of the Notes, and those determinations, decisions or elections could have a material adverse effect on the yield on, value of and market for the Notes. All determinations, decisions or elections by us, or by us or an affiliate acting as calculation agent, under the terms of the Notes will be conclusive and binding absent manifest error.

The Notes may be issued with original issue discount for U.S. federal income tax purposes.

The Notes should be treated as “variable rate debt instruments” and thus may be issued with original issue discount for U.S. federal income tax purposes. In such case, holders subject to U.S. federal income taxation, whether on the cash or accrual method of tax accounting, generally would be required to include any amounts representing original issue discount in gross income (as ordinary income) as the original issue discount accrues on a constant yield to maturity basis, in advance of the receipt of cash payments to which such income is attributable. See “Material U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $            , after deducting the underwriting discounts and commissions and estimated offering expenses payable by us. We intend to use the net proceeds of this offering for general corporate purposes, which may include, but are not limited to, financing working capital needs, repaying indebtedness, providing capital to support the organic growth of Horizon Bank, financing investments and capital expenditures, and for investments in Horizon Bank as regulatory capital.

Our management will have broad discretion in the use of the net proceeds from the sale of the Notes. The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of March 31, 2020 (i) on an actual basis; and (ii) on an as adjusted basis to give effect to the sale of $         aggregate principal amount of Notes offered hereby, after deducting the underwriting discount and estimated expenses. You should read this table in conjunction with the more detailed information, including our consolidated financial statements and related notes, incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information.”

	As of March 31, 2020 (in thousands)
	Actual	As Adjusted for this Offering
Cash and due from banks	$86,458	$
Short-term borrowings:
Federal funds purchased and securities sold under repurchase agreements	248,955		248,955
FHLB borrowings	99,000		99,000

Total short-term borrowings	$347,955		$347,955
Long-term debt:
FHLB borrowings	$356,658		$356,658
Junior subordinated debentures issued to capital trusts	56,374		56,374
Subordinated notes, due 2030	-
Unamortized debt issuance costs	-

Total long-term debt	$413,032	$
Stockholders’ equity
Preferred stock, Authorized, 1,000,000 shares, Issued 0 shares	$-		$-
Common stock, no par value, Authorized 99,000,000 shares Issued 43,788,692, Outstanding 43,763,623	-		-
Additional paid in capital	361,019		361,019
Retained earnings	260,501		260,501
Accumulated other comprehensive income	9,322		9,322

Total stockholders’ equity	$630,842		$630,842

Total long-term debt and stockholders’ equity	$1,043,874	$

DESCRIPTION OF THE NOTES

We will issue the Notes under an Indenture for Subordinated Debt between Horizon, as the issuer, and Wilmington Trust, National Association, as trustee (the “Trustee”), to be dated as of the issue date (the “Base Indenture”), as supplemented by a First Supplemental Indenture between Horizon and the Trustee, to be dated as of the issue date (the “First Supplemental Indenture”). We refer to the Base Indenture, as supplemented by the First Supplemental Indenture, as the “Indenture.” You may request a copy of the Indenture from us as described under “Where You Can Find More Information.” We have summarized the material terms of the Indenture and the Notes below, but the summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Indenture and the Notes. The following description of the terms of the Indenture and the Notes supplements and, to the extent inconsistent therewith, replaces and supersedes the description of the general terms and provisions of the subordinated debt securities in the accompanying prospectus.

You should read the Indenture and the Notes because they, and not this description, define your rights as holders of the Notes. For purposes of this section, references to “Horizon,” “we,” “us” and “our” include only Horizon and not any of its subsidiaries.

General

The Notes will be unsecured and subordinated obligations of Horizon and will be issued as a series of the debt securities under the Indenture in an initial aggregate principal amount of $    . The Notes are not guaranteed by Horizon Bank or any of our other subsidiaries or affiliates, or any other person. We may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such additional notes or except for the first payment of interest following the issue date of such additional notes); provided, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes, subject to the procedures of the DTC.

The Notes will mature on                , 2030 (the “Maturity Date”), unless previously redeemed or otherwise accelerated. Payment of principal on the Notes may be accelerated only in the case of certain events of bankruptcy or insolvency. See “– Defaults; Events of Default; Limited Rights of Acceleration.”

Beginning with the interest payment date of                , 2025, and on any interest payment date thereafter, we may, at our option, subject to obtaining the prior approval of the Federal Reserve (or any successor bank regulatory agency) to the extent such approval is then required under the rules of the Federal Reserve (“Federal Reserve Approval”), redeem the Notes, in whole or in part, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. The Notes may not be redeemed by us prior to                , 2025, except that we may, at our option, subject to Federal Reserve Approval, redeem the Notes in whole, but not in part, prior to maturity upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act, as amended, in each case, at a price equal to 100% of the principal amount of the Notes to be redeemed plus any accrued and unpaid interest to, but excluding, the redemption date. Any partial redemption will be made in accordance with the applicable procedures of DTC (as defined below). See “– Redemption.”

The Notes are not convertible into, or exchangeable for, equity securities, other securities or assets of Horizon or its subsidiaries. There is no sinking fund for the Notes. Except as described below under “– Clearance and Settlement,” the Notes will be represented by one or more global certificates deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be issued and may be transferred only in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. See “– Clearance and Settlement.”

As a bank holding company, our ability to make payments on the Notes will depend primarily on the receipt of interests and other distributions from Horizon Bank. There are various regulatory restrictions on the ability of Horizon Bank to pay dividends or make other distributions to us. See “Risk Factors – Payments on the Notes will depend on receipt of dividends and distributions from our subsidiaries” and “Risk Factors – Regulatory guidelines may restrict our ability to pay the principal of, and accrued and unpaid interest on, the Notes, regardless of whether we are the subject of an insolvency proceeding” in this prospectus supplement.

Delivery of reports, information and documents (including, without limitation, reports contemplated in this section) to the Trustee is for information purposes only, and the Trustee’s receipt thereof shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including our compliance with covenants under the Indenture and the Notes, as to which the Trustee is entitled to rely exclusively and conclusively on officers’ certificates.

No recourse will be available for the payment of principal of, or interest on, any Note, for any claim based thereon, or otherwise in respect thereof, against any shareholder, employee, officer or director, as such, past, present or future, of Horizon or any successor entity. Neither the Indenture nor the Notes contain any covenants or restrictions restricting the incurrence of debt, deposits or other liabilities by us or by our subsidiaries. The Indenture and the Notes contain no financial covenants and do not restrict us from paying dividends, selling assets, making investments or issuing or repurchasing other securities, and do not contain any provision that would provide protection to the holders of the Notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization or similar restructuring or any other event involving us or our subsidiaries that may adversely affect our credit quality.

The Notes are not savings accounts, deposits or other obligations of Horizon Bank or any of our non-bank subsidiaries and are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. The Notes are solely obligations of Horizon and are neither obligations of, nor guaranteed by, any of our subsidiaries.

We do not intend to apply for the listing of the Notes on any securities exchange or the quotation of the Notes on any quotation system.

Interest

From and including the date of original issuance to, but excluding,                , 2025 or the date of earlier redemption (the “fixed rate period”), the Notes will bear interest at an initial rate of        % per annum, payable semi-annually in arrears on                and                of each year (each, a “fixed rate interest payment date”), commencing on                , 20    . The last fixed rate interest payment date for the fixed rate period will be                , 2025.

From and including                , 2025 to, but excluding, the Maturity Date or the date of earlier redemption (the “floating rate period”), the Notes will bear interest at a floating rate per annum equal to the Benchmark rate (which is expected to be Three-Month Term SOFR) plus        basis points for each quarterly interest period during the floating rate period, payable quarterly in arrears on                ,                ,                 and                of each year (each, a “floating rate interest payment date,” and together with the fixed rate interest payment dates, the “interest payment dates”), commencing on                , 2025. Notwithstanding the foregoing, if the Benchmark rate is less than zero, the Benchmark rate shall be deemed to be zero.

For the purpose of calculating the interest on the Notes for each interest period during the floating rate period when the Benchmark is Three-Month Term SOFR, “Three-Month Term SOFR” means the rate for Term SOFR for a tenor of three months that is published by the Term SOFR Administrator at the Reference Time for any interest period, as determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions. We will act as the initial calculation agent.

The following definitions apply to the foregoing definition of Three-Month Term SOFR: “Benchmark” means, initially, Three-Month Term SOFR; provided that if the calculation agent determines on or prior to the Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Federal Reserve Bank of New York’s Website” means the website of FRBNY at http://www.newyorkfed.org, or any successor source. The foregoing Internet website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Three-Month Term SOFR Conventions, and (2) if the Benchmark is not Three-Month Term SOFR, the time determined by the calculation agent after giving effect to the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve and/or FRBNY, or a committee officially endorsed or convened by the Federal Reserve and/or FRBNY or any successor thereto.

“SOFR” means the secured overnight financing rate published by FRBNY, as the administrator of the Benchmark (or a successor administrator), on the Federal Reserve Bank of New York’s website.

“Term SOFR” means the forward-looking term rate for the applicable Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Term SOFR Administrator” means any entity designated by the Relevant Governmental Body as the administrator of Term SOFR (or a successor administrator).

“Three-Month Term SOFR Conventions” means any determination, decision or election with respect to any technical, administrative or operational matter (including with respect to the manner and timing of the publication of Three-Month Term SOFR, or changes to the definition of “interest period,” timing and frequency of determining Three-Month Term SOFR with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the use of Three-Month Term SOFR as the Benchmark in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for the use of Three-Month Term SOFR exists, in such other manner as the calculation agent determines is reasonably necessary).

The terms “Benchmark Replacement Conforming Changes,” “Benchmark Replacement Date,” “Benchmark Replacement,” “Benchmark Replacement Adjustment” and “Benchmark Transition Event” have the meanings set forth below under the heading “Effect of Benchmark Transition Event.”

Notwithstanding the foregoing paragraphs related to the determination of interest, if the calculation agent determines on or prior to the relevant Reference Time that a Benchmark Transition Event and its related Benchmark Replacement Date (each as defined below) have occurred with respect to Three-Month Term SOFR, then the provisions set forth below under the heading “Effect of Benchmark Transition Event,” which we refer to as the “benchmark transition provisions,” will thereafter apply to all determinations of the interest rate on the Notes for each interest period during the floating rate period. In accordance with the benchmark transition provisions, after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred, the interest rate on the Notes for each interest period during the floating rate period will be an annual rate equal to the Benchmark Replacement (as defined below) plus        basis points.

Absent manifest error, the calculation agent’s determination of the interest rate for an interest period for the Notes will be binding and conclusive on you, the Trustee and us. The calculation agent’s determination of any interest rate, and its calculation of interest payments for any period, will be maintained on file at the calculation agent’s principal offices and will be made available to any holder of the Notes upon request and will be provided to the Trustee.

Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months during the fixed rate period on the basis of a 360-day year and on the basis of the actual number of days elapsed during the floating rate period. Dollar amounts resulting from that calculation will be rounded to the nearest cent, with one-half cent being rounded upward.

Interest on the Notes, subject to certain exceptions, will accrue during the applicable interest period. When we use the term “interest period,” we mean the period from and including the immediately preceding interest payment date in respect of which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from and including the date of issuance of the Notes to, but excluding, the applicable interest payment date or the Maturity Date or date of earlier redemption, if applicable. If a fixed rate interest payment date or the Maturity Date falls on a day that is not a business day, then the interest payment or the payment of principal and interest at maturity will be paid on the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Notes will not be entitled to any further interest or other payments. If a floating rate interest payment date falls on a day that is not a business day, then such floating rate interest payment date will be postponed to the next succeeding business day unless such day falls in the next succeeding calendar month, in which case such floating rate interest payment date will be accelerated to the immediately preceding business day, and, in each such case, the amounts payable on such business day will include interest accrued to, but excluding, such business day.

Interest on each Note will be payable to the person in whose name such Note is registered on the fifteenth day immediately preceding the applicable interest payment date, whether or not such day is a business day. Any interest which is payable, but is not punctually paid or duly provided for, on any interest payment date shall cease to be payable to the holder on the relevant record date by virtue of having been a holder on such date, and such defaulted interest may be paid by us to the person in whose name the Notes are registered at the close of business on a special record date for the payment of defaulted interest. However, interest that is paid on the Maturity Date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent or, at our option in the event the Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences.

If any of the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period are inconsistent with any of the Three-Month Term SOFR Conventions determined by the calculation agent, then the relevant Three-Month Term SOFR Conventions will apply. Furthermore, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR at any time when any of the Notes are outstanding, then the foregoing provisions concerning the calculation of the interest rate and interest payments during the floating rate period will be modified in accordance with the benchmark transition provisions.

When we use the term “business day,” we mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York or any place of payment are authorized or required by law, regulation or executive order to close.

Ranking; Subordination

The Notes will be unsecured, subordinated obligations of Horizon. The Notes will rank equal in right of payment and upon our liquidation with any of our future indebtedness the terms of which provide that such indebtedness ranks equally with the Notes and senior in right of payment and upon our liquidation to any of our future indebtedness the terms of which provide that such indebtedness ranks junior in right of payment to the Notes. Our obligation to make any payment on account of the Notes will be subordinated and junior to our Senior Indebtedness (as defined in the Indenture and described below).

The Notes will not be guaranteed by any of our subsidiaries, including Horizon Bank. The Notes will be effectively subordinated to our future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to the existing and future indebtedness of our subsidiaries, including without limitation Horizon Bank’s depositors, liabilities to general creditors and liabilities arising in the ordinary course of business or otherwise, which means that such creditors generally will be paid from those subsidiaries’ assets before holders of the Notes would have any claims to those assets.

The Indenture and the Notes do not limit the amount of Senior Indebtedness, secured indebtedness, or other liabilities having priority over, or ranking equally with, the Notes that we or our subsidiaries may hereafter incur. As of March 31, 2020, on a consolidated basis, the aggregate principal amount of our borrowings totaled approximately $761 million, which included approximately $56.4 million that would rank junior to the Notes and $704.6 million of borrowings of our subsidiaries that would be structurally senior to the Notes. In addition, as of March 31, 2020, Horizon Bank also had $3.9 billion in deposits to which the Notes will be structurally subordinated.

“Senior Indebtedness” means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Horizon, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of Horizon, whether any such indebtedness exists as of the date of the Indenture or is created, incurred or assumed after such date:

●	all obligations for borrowed money;

●	all obligations evidenced by debentures, debt securities or other similar instruments;

●	all obligations in respect of letters of credit, security purchase facilities or bankers’ acceptances or similar instruments (or reimbursement obligations with respect thereto);

●	all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

●	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Horizon;

●

obligations associated with derivative products including, but not limited to, interest rate and currency future or exchange contracts, foreign exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, options, interest rate future or option contracts, commodity contracts, and similar arrangements;

●	purchase money and similar obligations;

●	obligations to general creditors of Horizon;

●

a deferred obligation of, or any such obligation, directly or indirectly guaranteed by, Horizon which obligation is incurred in connection with the acquisition of any business, properties or assets not evidenced by a note or similar instrument given in connection therewith;

●	interest or obligations in respect of any of the foregoing accruing after the commencement of insolvency or bankruptcy proceedings;

●

all obligations of the type referred to in the foregoing subclauses above of other persons or entities for the payment of which Horizon is responsible or liable as obligor, guarantor or otherwise, whether or not classified as a liability on a balance sheet prepared in accordance with GAAP; and

●	any renewals, amendments, deferrals, supplements, extensions, refundings or replacements of any of the foregoing.

With respect to the Notes, Senior Indebtedness excludes:

●

any such indebtedness, obligation or liability referred to above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the Notes, or ranks pari passu with the Notes;

●	any such indebtedness, obligation or liability which is subordinated to indebtedness of Horizon to substantially the same extent as, or to a greater extent than, the Notes are subordinated;

●	any indebtedness to a subsidiary of Horizon;

●	any trade account payables in the ordinary course of business; and

●	the Notes.

Notwithstanding the foregoing, and for the avoidance of doubt, if the Federal Reserve (or other applicable regulatory agency or authority) promulgates any rule or issues any interpretation that defines general creditor(s), the main purpose of which is to establish criteria for determining whether the subordinated debt of a financial or bank holding company is to be included in its capital, then the term “general creditors” as used in the definition of “Senior Indebtedness” in the Indenture will have the meaning as described in that rule or interpretation.

Upon the liquidation, dissolution, winding up, or reorganization of Horizon, Horizon must pay to the holders of all Senior Indebtedness the full amounts of principal of, premium, interest and any other amounts owing on, that Senior Indebtedness before any payment is made on the Notes. If, after we have made those payments on our Senior Indebtedness there are amounts available for payment on the Notes, then we may make any payment on the Notes.

Because of the subordination provisions and the obligation to pay Senior Indebtedness described above, in the event of insolvency of Horizon, holders of the Notes may recover less ratably than holders of the Senior Indebtedness and other creditors of Horizon. With respect to the assets of a subsidiary of ours, our creditors (including holders of the Notes) are structurally subordinated to the prior claims of creditors of such subsidiary, except to the extent that we may be a creditor with recognized claims against such subsidiary.

Subject to the terms of the Indenture, if the Trustee or any holder of any of the Notes receives any payment or distribution of our assets in contravention of the subordination provisions applicable to the Notes before all Senior Indebtedness is paid in full in cash, property or securities, including by way of set-off or any such payment or distribution that may be payable or deliverable by reason of the payment of any other of our indebtedness being subordinated to the payment of the Notes, then such payment or distribution will be held in trust for the benefit of holders of Senior Indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of Senior Indebtedness of all unpaid Senior Indebtedness.

No Additional Amounts

In the event that any payment on the Notes is subject to withholding of any U.S. federal income tax or other tax or assessment (as a result of a change in law or otherwise), we will not pay additional amounts with respect to such tax or assessment. For a discussion relating to certain U.S. federal income tax consequences of the ownership and disposition of the Notes, see “Material U.S. Federal Income Tax Considerations.”

Redemption

We may, at our option, beginning with the interest payment date of                , 2025, but not prior thereto (except upon the occurrence of certain events specified below), and on any interest payment date thereafter, redeem the Notes, in whole or in part, from time to time, subject to obtaining the Federal Reserve Approval, at a price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to, but excluding, the date of redemption.

The Notes may not otherwise be redeemed prior to the Maturity Date, except that we may also, at our option, redeem the Notes, in whole, but not in part, subject to obtaining the Federal Reserve Approval, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus interest that is accrued and unpaid to, but excluding, the date of redemption, at any time, including before                , 2025, upon the occurrence of:

●

a “Tax Event,” defined in the Indenture to mean the receipt by us of an opinion of independent tax counsel to the effect that as a result of (a) an amendment to or change (including any announced prospective amendment or change) in any law or treaty, or any regulation thereunder, of the U.S. or any of its political subdivisions or taxing authorities; (b) a judicial decision, administrative action, official administrative pronouncement, ruling, regulatory procedure, regulation, notice or announcement, including any notice or announcement of intent to adopt or promulgate any ruling, regulatory procedure or regulation (any of the foregoing, an “administrative or judicial action”); or (c) an amendment to or change in any official position with respect to, or any interpretation of, an administrative or judicial action or a law or regulation of the U.S. that differs from the previously generally accepted position or interpretation, in each case, which change or amendment or challenge becomes effective or which pronouncement, or decision or challenge is announced on or after the original issue date of the Notes, there is more than an insubstantial risk that interest payable by us on the Notes is not, or, within 90 days of the date of such opinion, will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes;

●

a “Tier 2 Capital Event,” defined in the Indenture to mean our good faith determination that, as a result of (a) any amendment to, or change in, the laws, rules or regulations of the U.S. (including, for the avoidance of doubt, any agency or instrumentality of the U.S., including the Federal Reserve and other federal bank regulatory agencies) or any political subdivision of or in the U.S. that is enacted or becomes effective after the original issue date of the Notes; (b) any proposed change in those laws, rules or regulations that is announced or becomes effective after the original issue date of the Notes; or (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules, regulations, policies or guidelines with respect thereto that is announced after the original issue date of the Notes, there is more than an insubstantial risk that we will not be entitled to treat the Notes then outstanding as “Tier 2 Capital” (or its equivalent) for purposes of the capital adequacy rules or regulations of the Federal Reserve

(or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable to us, for so long as any Notes are outstanding; or

●	Horizon becoming required to register as an investment company pursuant to the Investment Company Act, as amended.

In the event of any redemption of the Notes, we will deliver or cause to be delivered a notice of redemption (which notice may be conditional in our discretion on one or more conditions precedent, and the redemption date may be delayed until such time as any or all of such conditions have been satisfied or revoked by us if we determine that such conditions will not be satisfied) to each holder of Notes (with a copy to the Trustee) not less than 30 nor more than 60 days prior to the redemption date.

Any partial redemption will be made in accordance with DTC’s applicable procedures among all of the holders of the Notes. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state that it is a partial redemption and the portion of the principal amount thereof to be redeemed. A replacement Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. The Notes are not subject to redemption or prepayment at the option of the holders.

Defaults; Events of Default; Limited Rights of Acceleration

The Notes and Indenture provide for only limited events upon which the principal of the Notes may be accelerated. These events are:

●

a court shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

●

the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of the Company or for any substantial part of its property, or shall make any general assignment for the benefit of creditors; or

●

a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) shall have been appointed for a Material Subsidiary under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect. A “Material Subsidiary” means Horizon Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.

If any of the foregoing occurs and is continuing, the principal, premium (if any) and interest in respect of the Notes shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

The Notes and Indenture provide for a limited number of other events of default, which do not permit acceleration of the payment of principal, premium (if any) and interest in respect of the Notes, including:

●

a default in the payment of the principal of (or premium, if any, on) any of the Notes as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

●	a default in the payment of any installment of interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

●

failure on the part of the Company to observe or perform any of its other covenants or agreements in the Notes or in the Indenture for a period of 90 days after the date on which written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee, or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Notes.

There is no right of acceleration in the case of a default in the payment of principal of or interest on the Notes or in our nonperformance of any other obligation under the Notes or the Indenture.

If we default in our obligation to pay the principal of (or premium, if any) with respect to any of the Notes when due, either at maturity, upon redemption, by declaration or otherwise, or if we default in our obligation to pay any interest on the Notes when due and payable and such default continues for a period of 30 days, or if we breach any covenant or agreement contained in the Indenture and such breach continues for a period of 90 days after the date on which written notice specifying such failure and requiring us to remedy the same shall have been given to us, then the Trustee may, subject to certain limitations and conditions, seek to enforce its rights and the rights of the holders of Notes of the performance of any covenant or agreement in the Indenture.

The Indenture provides that the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes unless such holders shall have offered to the Trustee indemnity or security satisfactory to it against the costs, expenses and liabilities which may be incurred by it in complying with such request or direction.

Subject to certain provisions, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee it in good faith determines may involve the Trustee in personal liability or be unjustly prejudicial to the holders not consenting. In addition, the Trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of the Notes.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

●	such holder has previously given written notice to the Trustee of a continuing event of default with respect to the Notes;

●

the holders of not less than 25% in aggregate principal amount of the outstanding Notes have made written request to the Trustee to institute proceedings in respect of such event of default in its own name as Trustee under the Indenture;

●

such holder or holders have offered to the Trustee reasonable security and indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

●	the Trustee for 60 days after its receipt of such notice, request and offer of reasonable security and indemnity has failed to institute any such proceeding; and

●	no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

In any event, the Indenture provides that no one or more of such holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of the Indenture to affect, disturb or prejudice the rights of any other of such holders, or to obtain or to seek to obtain priority or preference over any other of such holders or to enforce any right under the Indenture, except in the manner provided in the Indenture and for the equal and ratable benefit of all holders of Notes.

The Indenture requires the Trustee to notify the holders of the Notes regarding the existence of any default actually known to the Trustee, unless the default has been cured or waived. In addition, except in the case of a default in payment of principal of or interest on any Note, the Trustee may withhold notice of a default if and so long as the Trustee in good faith determines that withholding the notice is in the interests of the holders of the Notes. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the Indenture with respect to the Notes.

We are required to deliver to the Trustee, within 120 days after the end of our fiscal year, commencing in the year during which the Notes are issued under an Indenture, a written statement from our applicable officers regarding whether we have fulfilled all of our obligations under the Indenture throughout the year and specifying any known default and its status.

Modification and Waiver

The Indenture provides that we and the Trustee may modify or amend the Indenture with, or, in certain cases, without the consent of the holders of not less than a majority in aggregate principal amount of the securities of all series at the time outstanding affected by such supplemental indenture (voting as one class); provided, that any modification or amendment may not, without the consent of the holder of each outstanding Note affected thereby:

●	extend the Maturity Date of the Notes;

●	reduce the principal amount of the Notes;

●	reduce the interest rate of the Notes or extend the time of payment of interest thereon;

●

reduce the aforesaid percentage of securities issued under the Indenture, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all securities then outstanding;

●	modify the subordination provisions in a manner adverse to the holders of the Notes; or

●	modify any of the above provisions.

In addition, the holders of a majority in principal amount of the outstanding Notes may, on behalf of all holders of Notes, waive compliance by us with certain terms, conditions and provisions of the Indenture, as well as any past default and/or the consequences of default, other than any default in the payment of principal or interest or any breach in respect of a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding Note.

In addition, we and the Trustee may modify and amend the Indenture without the consent of any holders of Notes for any of the following purposes:

●

to evidence the succession of another corporation to the Company pursuant to the Indenture, and the assumption by the successor corporation of the covenants, agreements and obligations of the Company in the Indenture and the Notes;

●

to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as its board of directors shall consider to be for the protection of the holders of the Notes, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the several remedies provided in the Indenture, with such period of grace, if any, and subject to such conditions as such supplemental indenture may provide;

●

to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or under any similar federal statute hereafter enacted, and to add to the Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding however, the provisions referred to in Section 316(a)(2) of the Trust Indenture Act or any corresponding provision in any similar federal statute hereafter enacted;

●

to modify, eliminate or add to any of the provisions of the Indenture, provided that any such change or elimination (i) shall become effective only when there are no Notes outstanding prior to the execution of such supplemental indenture that is entitled to the benefit of such provision or (ii) shall not apply to any Note outstanding;

●

to cure any ambiguity or to correct or supplement any provision contained in the Indenture or in any supplemental indenture which may be defective or inconsistent with any other provisions contained therein;

●	to convey, transfer, assign, mortgage or pledge any property to or with the Trustee;

●

to make such other provisions in regard to matters or questions arising under the Indenture, provided such other provisions shall not adversely affect in any material respect the interests of the Holders of the Notes, including provisions necessary or desirable to provide for or facilitate the administration of the trusts under the Indenture;

●	to secure the Notes; and

●

to evidence and provide for the acceptance and appointment under the Indenture by a successor trustee with respect to the Notes and to add or change any provisions of the Indenture as shall be necessary to provide for, or facilitate the administration of, the trusts thereunder by more than one trustee, pursuant to the Indenture.

Not in limitation of the foregoing, without the consent of any holders of Notes, we and the Trustee may amend or supplement the Indenture or the Notes (i) to conform the terms of the Indenture and the Notes to the description of the Notes in this prospectus supplement relating to the offering of the Notes or (ii) to implement any Three-Month Term SOFR Conventions or any benchmark transition provisions after a Benchmark Transition Event and its related Benchmark Replacement Date have occurred (or in anticipation thereof). The Trustee shall have no obligation to review any such conventions or transition provisions determined by the calculation agent and included in any such amendment and shall be entitled to conclusively rely on the officers’ certificate and opinion of counsel described in the following paragraph.

The Trustee shall be entitled to receive an officers’ certificate and opinion of counsel confirming that all conditions precedent are satisfied with respect to any supplemental indenture, that such supplemental indenture is authorized and permitted and that such supplemental indenture is the legal, valid and binding obligation of Horizon, enforceable against it in accordance with its terms.

Legal Defeasance and Covenant Defeasance

We may choose to either discharge our obligations under the Indenture and the Notes in a legal defeasance or to release ourselves from certain or all of our covenant restrictions under the Indenture and the Notes in a covenant defeasance. We may do so after we irrevocably deposit with the Trustee for the benefit of the holders of the Notes sufficient cash and/or U.S. government securities to pay the principal of (and premium, if any) and interest and any other sums due on the Maturity Date or a redemption date of the Notes. If we choose the legal defeasance option, the holders of the Notes will not be entitled to the benefits of the Indenture except for certain limited rights, including registration of transfer and exchange of Notes, replacement of lost, stolen or mutilated Notes and the right to receive payments of the principal of (and premium, if any) and interest on such Notes when such payments are due.

We may discharge our obligations under the Indenture or release ourselves from covenant restrictions only if we meet certain requirements. Among other things, we must deliver to the Trustee an opinion of our legal counsel to the effect that beneficial owners of the Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred. In the case of legal defeasance only, this opinion must be based on either a ruling received from or published by the Internal Revenue Service (the “IRS”) or a change in the applicable federal income tax law after the date hereof. We may not have a default under the Indenture or the Notes on the date of deposit. The discharge may not cause the Trustee to have a conflicting interest for purposes of the Trust Indenture Act and may not result in our becoming an investment company in violation of the Investment Company Act. The discharge may not violate any of our agreements to which we are a party or by which we are bound.

Any defeasance of the Notes pursuant to the Indenture shall be subject to our obtaining the prior approval of the Federal Reserve and any additional requirements that the Federal Reserve may impose with respect to defeasance of the Notes. Notwithstanding the foregoing, if, due to a change in law, regulation or policy subsequent to the issue date of the Notes the Federal Reserve does not require that defeasance of instruments be subject to Federal Reserve approval in order for the instrument to be accorded Tier 2 capital treatment, then no such approval of the Federal Reserve will be required for such defeasance.

Satisfaction and Discharge

We may discharge our obligations under the Indenture and the Notes (except for certain surviving rights of the Trustee and our obligations in connection therewith) if: (a) all outstanding Notes and all other outstanding notes issued under the Indenture (i) have been delivered for cancellation, or (ii) (1) have become due and payable, (2) will become due and payable at their stated maturity within one year, or (3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice and redemption by the Trustee (and in each case, we have irrevocably deposited with the Trustee an amount sufficient to pay and discharge the principal of (and premium, if any) and interest on all outstanding Notes and any other sums due on the stated maturity date or redemption date, as the case may be); (b) we have paid all other sums payable by us under the Indenture; and (c) we have delivered an officers’ certificate and opinion of counsel confirming that all conditions precedent with respect to the satisfaction and discharge of the Indenture have been satisfied.

Consolidation, Merger and Sale of Assets

The Indenture provides that we may not merge into or consolidate with any other entity or sell or convey all or substantially all of our assets to any person unless:

●	either the Company shall be the continuing entity, or the successor entity (if other than the Company) shall be an entity organized and existing under the laws of the United States of America or a state thereof or the District of Columbia and such entity shall expressly assume the due and punctual payment of the principal of and any interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed by the Company by supplemental indenture, executed and delivered to the Trustee by such successor entity,

●

the Company or such successor entity, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any covenant or condition of the Indenture or the Notes, and

●

the Trustee shall receive an opinion of counsel and officers’ certificate as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption, complies with the Indenture and that all applicable conditions precedent therein provided for relating to such transaction have been complied with.

Further Issues

If no Event of Default has occurred and is continuing with respect to the Notes, we may, from time to time, without notice to or the consent of the holders of the Notes, create and issue additional notes ranking equally with the Notes and with identical terms in all respects (or in all respects except for the offering price, the payment of interest accruing prior to the issue date of such further notes or except for the first payment of interest following the issue date of such additional notes) in order that such additional notes may be consolidated and form a single series with the Notes and have the same terms as to status, redemption or otherwise as the Notes, subject to the procedures of the DTC; provided however, that a separate CUSIP number will be issued for any such additional notes unless such additional notes are fungible with the Notes for U.S. federal income tax purposes.

The Trustee may conclusively rely upon officers’ certificates, opinions or other documents furnished to it under the Indenture and shall have no responsibility to confirm or investigate the accuracy of mathematical calculations or other facts stated therein. The Trustee shall have no responsibility for monitoring Horizon’s compliance with any of its covenants under the Indenture.

Effect of Benchmark Transition Event

Benchmark Replacement. If the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred on or prior to the Reference Time in respect of any determination of the Benchmark on any date, then the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the Notes during the floating rate period in respect of such determination on such date and all determinations on all subsequent dates.

Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time.

Certain Defined Terms. As used herein:

“Benchmark Replacement” means the Interpolated Benchmark with respect to the then-current Benchmark, plus the Benchmark Replacement Adjustment for such Benchmark; provided that if (a) the calculation agent cannot determine the Interpolated Benchmark as of the Benchmark Replacement Date or (b) the then-current Benchmark is Three-Month Term SOFR and a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Three-Month Term SOFR (in which event no Interpolated Benchmark with respect to Three-Month Term SOFR shall be determined), then

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)	Compounded SOFR;

(2)

the sum of: (a) the alternate rate that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment;

(3)	the sum of: (a) the ISDA Fallback Rate, and (b) the Benchmark Replacement Adjustment;

(4)

the sum of: (a) the alternate rate that has been selected by the calculation agent as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, giving due consideration to any industry-accepted rate as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)

the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; and

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate securities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “interest period,” timing and frequency of determining rates with respect to each interest period and making payments of interest, rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists, in such other manner as the calculation agent determines is reasonably necessary).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) of the definition of “Benchmark Transition Event,” the relevant Reference Time in respect of any determination;

(2)

in the case of clause (2) or (3) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(3)	in the case of clause (4) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to the Benchmark also include any reference rate underlying the Benchmark (for example, if the Benchmark becomes Compounded SOFR, references to the Benchmark would include SOFR).

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)

if the Benchmark is Three-Month Term SOFR, (a) the Relevant Governmental Body has not selected or recommended a forward-looking term rate for a tenor of three months based on SOFR, (b) the development of a forward-looking term rate for a tenor of three months based on SOFR that has been recommended or selected by the Relevant Governmental Body is not complete or (c) we determine that the use of a forward-looking rate for a tenor of three months based on SOFR is not administratively feasible;

(2)

a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(3)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(4)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Compounded SOFR” means the compounded average of SOFRs for the applicable Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate being established by the calculation agent in accordance with:

(1)	the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR; provided that:

(2)

if, and to the extent that, the calculation agent determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that have been selected by the calculation agent giving due consideration to any industry-accepted market practice for U.S. dollar-denominated floating rate securities at such time.

For the avoidance of doubt, the calculation of Compounded SOFR shall exclude the Benchmark Replacement Adjustment (if applicable) and the spread of         basis points per annum.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding business day adjustment) as the applicable tenor for the then-current Benchmark.

“Interpolated Benchmark” with respect to the Benchmark means the rate determined for the Corresponding Tenor by interpolating on a linear basis between: (1) the Benchmark for the longest period (for which the Benchmark is available) that is shorter than the Corresponding Tenor, and (2) the Benchmark for the shortest period (for which the Benchmark is available) that is longer than the Corresponding Tenor.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

The terms “Federal Reserve Bank of New York’s Website,” “Reference Time,” “Relevant Governmental Body,” “SOFR” and “Term SOFR” have the meanings set forth above under the heading “Interest.”

Determinations and Decisions

We and the calculation agent are expressly authorized to make certain determinations, decisions and elections under the terms of the Notes with respect to the floating interest rate, including with respect to the use of Three-Month Term SOFR as the Benchmark for the floating rate period and under the benchmark transition provisions. Any such determination, decision or election that may be made by us or by the calculation agent under the terms of the Notes, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

●	will be conclusive and binding on the holders of the Notes and the Trustee absent manifest error;

●	if made by us, will be made in our sole discretion;

●	if made by the calculation agent, will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we reasonably object; and

●	notwithstanding anything to the contrary in the Indenture, shall become effective without consent from the holders of the Notes or the Trustee.

If the calculation agent fails to make any determination, decision or election that it is required to make under the terms of the Notes, then we will make that determination, decision or election on the same basis as described above.

Calculation Agent

We will appoint a calculation agent for the Notes prior to the commencement of the floating rate period and will keep a record of such appointment at our principal offices, which will be available to any holder of the Notes upon request. In addition, we or an affiliate of ours may assume the duties of the calculation agent. We will act as the initial calculation agent. The trustee will have no responsibility for any act or omission of the calculation agent.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices the Notes in non-global form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the Trustee, at its principal corporate trust office at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Horizon Bancorp, Inc., Administrator, as the paying agent for the Notes. We must notify you of changes in the paying agents.

Governing Law

The Indenture provides that the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Tier 2 Capital

The Notes are intended to qualify as Tier 2 capital under the capital adequacy rules established by the Federal Reserve for bank holding companies, as the same may be amended or supplemented from time to time. The rules set forth specific criteria for instruments to qualify as Tier 2 capital. Among other things, the Notes must:

●	be unsecured;

●	have a minimum original maturity of at least five years;

●	be subordinated to our depositors and general creditors;

●

not contain provisions permitting the holders of the Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of a bank holding company or a major bank subsidiary;

●

only be callable after a minimum of five years following issuance, except upon the occurrence of a “Tax Event” or a “Tier 2 Capital Event” (as such terms are defined in the Indenture) or if we are required to register as an investment company pursuant to the Investment Company Act, as amended, and, in any case, subject to obtaining the prior approval of the Federal Reserve to the extent such approval is then required under the rules of the Federal Reserve; and

●

unless the Federal Reserve authorizes us to do otherwise in writing, not be redeemed or repurchased unless they are replaced with an equivalent amount of other Tier 2 capital instruments or we can demonstrate to the satisfaction of the Federal Reserve that following redemption, we will continue to hold capital commensurate with our risk.

Clearance and Settlement

The Notes will be represented by one or more global certificates, which we refer to individually as a Global Note and collectively as the Global Notes, deposited with or on behalf of DTC and registered in the name of Cede & Co. or another nominee of DTC. The Notes will be available for purchase in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. So long as DTC or any successor depositary, which we refer to collectively as the “Depositary,” or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may not elect to receive a certificate representing their Notes while the Notes are held by a Depositary. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the post-trade settlement among participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, which, in turn, is owned by a number of direct participants of DTC. Access to the DTC system is also available to others, referred to as indirect participants, such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a direct or indirect custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each beneficial owner of securities will be recorded on the direct or indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase. Beneficial owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction.

Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by the Depositary to Cede & Co., as nominee for DTC. DTC will forward the payments to its participants, who will then forward them to indirect participants or holders. Beneficial owners of securities other than DTC or its nominees will not be recognized by the relevant registrar, transfer agent, paying agent or trustee as registered holders of the securities entitled to the benefits of the Indenture. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of redemption notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. If less than all of the securities of any class are being redeemed, then DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to any securities unless authorized by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC may discontinue providing its services as securities Depositary with respect to the Notes at any time by giving reasonable notice to the issuer or its agent. Under these circumstances, in the event that a successor securities Depositary is not obtained, certificates for the Notes are required to be printed and delivered. We may decide to discontinue the use of the system of book-entry-only transfers through DTC (or a successor securities Depositary). In that event, certificates for the Notes will be printed and delivered to DTC.

As long as DTC or its nominee is the registered owner of the Global Notes, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the Global Notes and all securities represented by these certificates for all purposes under the instruments governing the rights and obligations of holders of such securities. Except in the limited circumstances referred to above, owners of beneficial interests in Global Notes:

●	will not be entitled to have such global security certificates or the securities represented by these certificates registered in their names;

●	will not receive or be entitled to receive physical delivery of securities certificates in exchange for beneficial interests in global security certificates; and

●

will not be considered to be owners or holders of the global security certificates or any securities represented by these certificates for any purpose under the instruments governing the rights and obligations of holders of such securities.

All redemption proceeds, distributions and interest payments on the securities represented by the Global Notes and all transfers and deliveries of such securities will be made to DTC or its nominee, as the case may be, as the registered holder of the securities. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the issuer or its agent, on the payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of that participant and not of DTC, the Depositary, the issuer, the Trustee or any of their agents, subject to any statutory or regulatory requirements as may be in effect from time to time.

Payment of redemption proceeds, distributions and interest payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the issuer or its agent, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

Ownership of beneficial interests in the Global Notes will be limited to participants or persons that may hold beneficial interests through institutions that have accounts with DTC or its nominee. Ownership of beneficial interests in Global Notes will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by DTC or its nominee, with respect to participants’ interests, or any participant, with respect to interests of persons held by the participant on their behalf. Payments, transfers, deliveries, exchanges, redemptions and other matters relating to beneficial interests in Global Notes may be subject to various policies and procedures adopted by DTC from time to time. None of Horizon, the Trustee or any agent for any of them will have any responsibility or liability for any aspect of DTC’s or any direct or indirect participant’s records relating to, or for payments made on account of, beneficial interests in Global Notes, or for maintaining, supervising or reviewing any of DTC’s records or any direct or indirect participant’s records relating to these beneficial ownership interests.

Although DTC has agreed to the foregoing procedures in order to facilitate transfer of interests in the Global Notes among participants, DTC is under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time. Neither Horizon nor the Trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

Because DTC can act only on behalf of direct participants, who in turn act only on behalf of direct or indirect participants, and certain banks, trust companies and other persons approved by it, the ability of a beneficial owner of securities to pledge them to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for the securities.

DTC has advised us that it will take any action permitted to be taken by a registered holder of any securities under the Indenture, only at the direction of one or more participants to whose accounts with DTC the relevant securities are credited.

The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Trustee

Wilmington Trust, National Association, will act as Trustee under the Indenture.

Notices

Notwithstanding any other provision of the Indenture or any Note, where the Indenture or any Note provides for notice of any event or any other communication (including any notice of redemption or repurchase) to a holder of a Note (whether by mail or otherwise), such notice shall be sufficiently given if given to DTC (or its designee) pursuant to the applicable procedures from DTC or its designee, including by electronic mail in accordance with accepted practices at DTC.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the Notes by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as “ERISA,” (ii) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code,” (iii) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code, which we collectively refer to as “Similar Laws,” and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements (each of which we call a “Plan”).

Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the Notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.

In addition, Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call “ERISA Plans,” from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under Section 406 of ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA, if no election has been made under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.

As a result of our business, we and certain of our affiliates may be considered parties in interest or disqualified persons with respect to many ERISA Plans. Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the Notes were acquired by an ERISA Plan with respect to which any underwriter or we or any of our affiliates are a party in interest or a disqualified person. For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any Notes by an ERISA Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code or lending of money or other extension of credit that is prohibited by Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available under an applicable exemption (see below).

The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Notes. Those class exemptions include:

●	PTCE 96-23 – for certain transactions determined by in-house asset managers;
●	PTCE 95-60 – for certain transactions involving insurance company general accounts;
●	PTCE 91-38 – for certain transactions involving bank collective investment funds;
●	PTCE 90-1 – for certain transactions involving insurance company separate accounts; and
●	PTCE 84-14 – for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provides an exemption for transactions between an ERISA Plan and a party in interest or disqualified person, provided that the party in interest or disqualified person is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the ERISA Plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the ERISA Plan or having a relationship to a service provider to the ERISA Plan and provided, further that the ERISA Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). No assurance can be made that any such exemptions will be available, or that all of the conditions of any such exemptions will be satisfied, with respect to transactions involving the Notes.

Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the Notes by a Plan, the Notes may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the Notes or any interest in the Notes will be deemed to have represented by its purchase and holding of the Notes that either:

●	it is not a Plan and is not purchasing the Notes or interest in the Notes on behalf of or with the assets of any Plan; or

●

its purchase, holding and disposition of the Notes or interest in the Notes will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the Notes on behalf of or with the assets of any Plan consult with its legal counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the Notes, whether any exemption would be applicable, and whether all conditions of such exemption would be satisfied such that the acquisition and holding of the Notes by the Plan would be entitled to full exemptive relief thereunder. The person making the decision on behalf of any Plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the Notes, or exercising any rights related thereto, to represent that (a) the Plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the Notes, (b) none of the purchase, holding or disposition of the Notes or the exercise of any rights related to the Notes will result in a non-exempt prohibited transaction under ERISA or the Code, and (c) neither Horizon Bancorp, Inc. nor any of its affiliates is a “fiduciary” within the meaning of Section 3(21) of ERISA (or any regulations thereunder) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the Notes, or as a result of any exercise by Horizon Bancorp, Inc. or any of its affiliates of any rights in connection with the Notes, and no advice provided by Horizon Bancorp, Inc. or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the Notes and the transactions contemplated with respect to the Notes. In particular, if you are an insurance company or the fiduciary of a Plan and propose to invest in the Notes described in this prospectus supplement and accompanying prospectus, you should consult your legal counsel.

Nothing herein shall be construed as, and the sale of the Notes to a Plan is in no respect, a representation or advice by us or the underwriter (or any of our or its affiliates) as to whether any investment in the Notes would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan. The foregoing discussion is merely a summary and should not be construed as legal advice or as complete in all relevant respects.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section describes the material U.S. federal income tax considerations of the acquisition, ownership and disposition of the Notes we are offering. It is not a complete analysis of all the potential tax considerations relating to the Notes. This summary is based upon the provisions of the Code, Treasury Regulations promulgated under the Code, and currently effective administrative rulings and judicial decisions. These authorities may be changed, perhaps with retroactive effect, so as to result in U.S. federal income tax consequences different from those set forth below.

This summary is limited to beneficial owners (referred to in this summary as holders) of the Notes that purchase the Notes upon their initial issuance at their “ issue price” (i.e., the first price at which a substantial amount of the Notes is sold for cash to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity as underwriters, placement agents or wholesalers)) and that will hold the Notes as capital assets within the meaning of Section 1221 of the Code for U.S. federal income tax purposes. This summary does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction. In addition, this discussion does not address any alternative minimum or Medicare contribution tax considerations, nor does it address all U.S. federal income tax considerations that may be applicable to holders’ particular circumstances or to holders that may be subject to special tax rules, such as, for example:

●	banks, insurance companies, or other financial institutions;

●	real estate investment trusts;

●	regulated investment companies;

●	controlled foreign corporations and their shareholders;

●	passive foreign investment companies and their shareholders;

●	tax-exempt organizations;

●	qualified retirement plans, individual retirement accounts and other deferred compensation arrangements;

●	governmental entities;

●	brokers and dealers in securities;

●	certain U.S. expatriates;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

●	holders subject to special tax accounting rules under Section 451 of the Code;

●	persons that will hold the Notes as a position in a hedging transaction, wash sale, straddle, conversion transaction or other risk reduction or synthetic transaction; and

●	entities or arrangements classified as partnerships or S corporations for U.S. federal income tax purposes or other pass-through entities, or investors in such entities.

If an entity or arrangement classified as a partnership for U.S. federal income tax purposes holds the Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are an entity or arrangement classified as a partnership for U.S. federal income tax purposes that will hold Notes or a partner of such a partnership, you are urged to consult your tax advisor regarding the tax consequences of holding the Notes to you.

This summary of certain U.S. federal income tax considerations is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax considerations arising under other U.S. federal tax laws (such as the estate or gift tax laws) or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

U.S. Holders

This subsection describes the tax considerations for a “U.S. holder.” You are a “U.S. holder” if you are a beneficial owner of a Note and you are:

●	an individual citizen or resident of the U.S.;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof, or the District of Columbia;

●	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

●

a trust that (1) is subject to the supervision of a court within the U.S. if one or more “United States persons” (as defined in the Code) have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a “United States person.”

Payments of interest and original discount on the Notes. The Notes will initially bear interest at a fixed annual rate. Subsequent to the fixed rate period, the Notes will bear interest at the Benchmark Rate, which is expected to be the Three-Month Term SOFR, plus a fixed spread. The Notes should be treated for U.S. federal income tax purposes as variable rate debt instruments that provide for a single fixed rate followed by a single “qualified floating rate.” A qualified floating rate is any variable rate where variations in the value of such rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. Under this characterization, payments treated as qualified stated interest on the Notes generally will be taxable to U.S. holders as ordinary interest income at the time such interest payments are accrued or received, depending on the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. Qualified stated interest generally means stated interest that is unconditionally payable in cash at least annually at a single fixed rate, but as discussed below, special rules are applicable to a variable rate debt instrument for purposes of determining qualified stated interest and original issue discount.

For U.S. federal income tax purposes, original issue discount is the excess of the stated redemption price at maturity of a debt instrument over its issue price (as defined above) if such excess equals or exceeds a specified de minimis amount (generally 1/4 of 1% of the debt instrument’s stated redemption price at maturity multiplied by the number of complete years to maturity of such debt instrument). The stated redemption price at maturity of a debt instrument is the sum of all payments provided by the debt instrument other than payments of qualified stated interest. A U.S. holder (regardless of its method of tax accounting) will be required to include original issue discount in ordinary income as it accrues in accordance with a constant yield method based on a compounding of interest. Any amounts included in income as original issue discount with respect to a Note will increase a U.S. holder’s adjusted basis in the Note.

Under applicable Treasury Regulations, to determine the amount of qualified stated interest and original issue discount in respect of variable rate debt instruments such as the Notes, an equivalent fixed rate debt instrument must be constructed. The equivalent fixed rate debt instrument is a hypothetical instrument that has terms that are identical to those of the Notes, except that the equivalent fixed rate debt instrument provides for fixed rate substitutes in lieu of the actual rates on the Notes. The equivalent fixed rate debt instrument for the Notes is constructed in the following fashion: (i) first, the initial fixed rate is replaced with a qualified floating rate such that the fair market value of the Notes as of the Notes’ issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the replacement qualified floating rate rather than the fixed rate, and (ii) second, each qualified floating rate (including the qualified floating rate determined under (i) above) is converted into a fixed rate substitute (which, in each case, generally will be the value of each qualified floating rate as of the issue date of the Notes).

After the equivalent fixed rate debt instrument has been constructed pursuant to the foregoing rules, the amount of qualified stated interest and original issue discount, if any, are determined for the equivalent fixed rate debt instrument by applying the general original issue discount rules to the equivalent fixed rate debt instrument, and a U.S. holder of the Notes will account for such original issue discount, if any, and qualified stated interest as if the U.S. holder held the equivalent fixed rate debt instrument. For each accrual period, appropriate adjustments will be made to the amount of qualified stated interest or original issue discount assumed to have been accrued or paid with respect to the equivalent fixed rate debt instrument in the event that such amounts differ from the actual amount of interest accrued or paid on the Notes during the accrual period.

The Treasury Regulations provide special rules for determining the yield and maturity of a debt instrument, such as the Notes, that provide an issuer with an unconditional option to redeem the instrument at specified times. The Treasury Regulations generally deem an issuer to exercise a redemption option in a manner that minimizes the yield on the debt instrument for purposes of determining whether a debt instrument is issued with original issue discount. If, as of the issue date, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is equal to or greater than the fixed rate substitute of the floating rate (as determined in the manner described above), the Notes will be presumed not to be redeemed, and the qualified stated interest and original issue discount with respect to the Notes will be calculated as described above. Under such circumstances, the Notes may be issued with original issue discount. If, however, as of the issue date, the initial fixed rate substitute on the equivalent fixed rate debt instrument (as determined in the manner described above) is less than the fixed rate substitute of the floating rate (as determined in the manner described above), the yield on the Notes will be minimized if the Notes are redeemed immediately before the change in the interest rate at the end of the fixed rate period, and, therefore, the Notes will be treated as maturing on such date and issued without original issue discount. This presumption is made solely for purposes of determining whether the Notes are issued with original issue discount for U.S. federal income tax purposes and is not an indication of our intention to redeem or not to redeem the Notes at any time. If, contrary to this presumption, the Notes are not redeemed prior to the change in the interest rate at the end of the fixed rate period, then, solely for original issue discount purposes, the Notes will be deemed to be reissued at their adjusted issue price on the date that they are not redeemed, and therefore as issued without original issue discount.

Sale, exchange, retirement or other taxable disposition. Upon the sale, exchange, retirement or other taxable disposition of a Note, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on such disposition (except to the extent any amount realized is attributable to accrued but unpaid interest, which will be treated as a payment of interest) and the U.S. holder’s adjusted tax basis in the Note. U.S. holder’s adjusted tax basis in a Note generally will be its cost increased by the amounts of any original issue discount previously included in income by the U.S. holder with respect to the Note and decreased by any payments (other than amounts treated as qualified stated interest received) on the Note. Gain or loss recognized on the disposition of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. holder’s holding period for the Note is more than one year. Long-term capital gains of non-corporate taxpayers are generally eligible for preferential rates of taxation. The deductibility of capital losses is subject to certain limitations.

Information reporting and backup withholding. Information returns are required to be filed with the IRS in connection with payments on the Notes and proceeds received from a sale or other disposition of the Notes unless the U.S. holder is an exempt recipient. U.S. holder may also be subject to backup withholding on these payments in respect of the U.S. holder’s Notes unless the U.S. holder provides a taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules or the U.S. holder provides proof of an applicable exemption. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This subsection describes the tax considerations for a “non-U.S. holder.” You are a “non-U.S. holder” if you are the beneficial owner of a Note that is neither a U.S. holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes.

Payments of interest. Subject to the discussion under “– Information reporting and backup withholding” and “– FATCA” below, payments of principal and interest on the Notes to a non-U.S. holder generally will be exempt from U.S. federal income or withholding tax if, in the case of the payments of interest:

●	the non-U.S. holder does not own, actually or constructively, 10% or more of the combined voting power of all classes of our stock entitled to vote;

●	the non-U.S. holder is not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us through stock ownership;

●	the non-U.S. holder certifies under penalties of perjury on IRS Form W-8BEN or, if applicable, W-8BEN-E that the non-U.S. holder is not a United States person; and

●	the non-U.S. holder is not receiving such interest as income effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S.

If a non-U.S. holder cannot satisfy one of the first three requirements described above and interest on the Notes is not exempt from withholding because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s U.S. permanent establishment or fixed base), as described below, payments of interest on the Notes will be subject to withholding tax at a rate of 30%, or the rate specified by an applicable treaty.

Sale, exchange or other taxable disposition. A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, redemption or other taxable disposition of Notes, unless the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s U.S. permanent establishment or fixed base), as described below. However, any proceeds attributable to accrued interest will be treated as described in “— Payments of interest” above.

Income or gain effectively connected with a U.S. trade or business. If interest or gain on the Notes is effectively connected with a non-U.S. holder’s conduct of a trade or business in the U.S. (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base maintained by a non-U.S. holder), a non-U.S. holder will generally be taxed in the same manner as a U.S. holder. In this case, a non-U.S. holder will be exempt from the withholding tax on interest discussed above, although a non-U.S. holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding. Non-U.S. holders should consult their tax advisors with respect to other U.S. tax consequences of the ownership and disposition of Notes, including the possible imposition of a branch profits tax at a rate of 30% (or a lower treaty rate) if the non-U.S. holder is a corporation.

Information reporting and backup withholding. Information returns are required to be filed with the IRS in connection with payments of interest on the Notes. Unless the non-U.S. holder complies with certification procedures to establish that the non-U.S. holder is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale or other disposition of a note. A non-U.S. holder may be subject to backup withholding on payments on the Notes or on the proceeds from a sale or other disposition of the Notes unless the non-U.S. holder complies with certification procedures to establish that a non-U.S. holder is not a United States person (as defined in the Code) or otherwise establish an exemption. The certification procedures required to claim the exemption from withholding tax on interest described above will generally satisfy the certification requirements necessary to avoid backup withholding as well.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of interest on the Notes and (subject to proposed regulations described below) on payments of gross proceeds of sales or redemptions of the Notes to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles and financial intermediaries) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied, or an exemption applies. However, proposed Treasury Regulations (the preamble to which specifies that taxpayers are permitted to rely on them pending finalization) eliminate the withholding requirement on payments of gross proceeds of a taxable disposition (other than any amount treated as interest). Holders are encouraged to consult with their own tax advisors regarding the possible implications of FATCA on their investment in the Notes.

The discussion of U.S. federal income tax considerations set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective purchasers of the Notes are urged to consult their own tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of Notes, including the tax consequences under state, local, estate, foreign and other tax laws and the possible effects of changes in U.S. or other tax laws.

UNDERWRITING

We have entered into an underwriting agreement, dated June    , 2020 (the “Underwriting Agreement”), with Keefe, Bruyette & Woods, Inc., or the underwriter, with respect to the Notes. Subject to certain conditions, the underwriter has agreed to purchase the aggregate principal amount of Notes set forth next to its name in the following table:

Underwriter	Principal Amount of Notes
Keefe, Bruyette & Woods, Inc.	$

Total	$

The Underwriting Agreement provides that the obligations of the underwriter to purchase the Notes offered hereby are subject to certain conditions precedent and that the underwriter will purchase all of the Notes if any of the Notes are purchased.

The Notes sold by the underwriter to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. The underwriter may offer the Notes to selected dealers at the public offering price set forth on the cover of this prospectus supplement less a concession not in excess of     % of the principal amount per Note. After the initial offering, the underwriter may change the offering price and the other selling terms. The offering of the Notes by the underwriter is subject to receipt and acceptance and subject to the underwriter’s right to reject any order in whole or in part.

Discounts, Commission and Expenses

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering (expressed as a percentage of the principal amount of the Notes offered hereby).

	Per Note	Total
Public offering price(1)%		$
Underwriting discounts and commissions paid by us	%	$
Proceeds to us, before expenses	%	$

(1)	Plus accrued interest from , 2020 to the date of delivery.

We estimate that our total expenses for this offering, including our reimbursement of the underwriter for its out-of-pocket expenses incurred in connection with this offering, including legal fees and expenses, marketing, syndication and travel expenses, and excluding underwriting discounts and commissions, will be approximately $        . In accordance with FINRA Rule 5110, the underwriter’s reimbursed expenses is deemed underwriting compensation for this offering.

Indemnification

We have agreed to indemnify the underwriter, and persons who control the underwriter, against certain liabilities, including liabilities under the Securities Act of 1933 (“Securities Act”) and to contribute to payments that the underwriter may be required to make in respect of these liabilities.

No Public Trading Market

There is currently no public trading market for the Notes. In addition, we have not applied and do not intend to apply to list the Notes on any national securities exchange or to have the Notes quoted on an automated dealer quotation system. The underwriter has advised us that they intend to make a market in the Notes.

However, the underwriter is not obligated to do so and may discontinue any market-making in the Notes at any time in its sole discretion and without prior notice. Therefore, we cannot assure you that a liquid trading market for the Notes will develop or continue, that you will be able to sell your Notes at a particular time, or that the price that you receive when you sell will be favorable.

No Sale of Similar Securities

We have agreed with the underwriter that for a period of 45 days from the date of the Underwriting Agreement, we and our subsidiaries will not, without the prior consent of the underwriter, offer or sell, or enter into any agreement to sell, any debt securities (excluding deposit obligations) of ours or of our subsidiaries.

Stabilization

In connection with this offering of the Notes, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which create a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open market for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of the Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time without notice.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriter or its affiliates.

Other than the prospectus supplement and the accompanying prospectus in electronic format, information on such websites and any information contained in any other website maintained by the underwriter or its affiliates is not part of this prospectus supplement or our registration statement of which the related prospectus forms a part, has not been approved or endorsed by us or the underwriter in its capacity as an underwriter and should not be relied on by investors.

Our Relationships with the Underwriter

The underwriter and its affiliates have engaged, or may in the future engage, in investment banking transactions and other commercial dealings in the ordinary course of business with us or our affiliates. The underwriter has received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of its business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade indebtedness and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Other Matters

Other than in the U.S., no action has been taken by us or the underwriter that would permit a public offering of the Notes offered by this prospectus supplement in any jurisdiction in which action for that purpose is required. The Notes offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. We and the underwriter require that the persons into whose possession this prospectus supplement comes inform themselves about, and observe any restrictions relating to, the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

We expect that delivery of the Notes will be made against payment therefor on or about     , 2020, which will be the      business day following the date hereof (such settlement being referred to as “T+    ”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the delivery of the Notes hereunder will be required, by virtue of the fact that the Notes initially settle in T+ , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to their date of delivery hereunder should consult their advisors.

Selling Restrictions

European Economic Area

In relation to each member state of the European Economic Area (the “EEA”), each a “Member State,” no offer of the Notes to the public has been or will be made in that Member State, except that offers of the Notes to the public may be made in that Member State at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a “qualified investor” as defined in the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors, as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation;

provided that no such offer of the Notes shall require us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of the above provisions, the expression “an offer of Notes to the public” in relation to any Notes in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Notes to be offered so as to enable an investor to decide to purchase or subscribe for any Notes, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

This document is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(e) of the Prospectus Regulation that are also

(i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, referred to herein as the Order, and/or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order and other persons to whom it may lawfully be communicated. Each such person is referred to herein as a Relevant Person.

In the United Kingdom, any investment or investment activity to which this prospectus supplement relates is available only to Relevant Persons and will only be engaged with Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this document or any of its contents.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for Horizon by Barnes & Thornburg LLP, Indianapolis, Indiana. Certain legal matters related to the offering will be passed upon for the underwriter by Squire Patton Boggs (US) LLP, Cincinnati, Ohio.

EXPERTS

The audited consolidated financial statements of Horizon Bancorp, Inc. and subsidiaries incorporated in this prospectus supplement by reference to Horizon’s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Horizon Bancorp, Inc.’s internal control over financial reporting as of December 31, 2019, have been audited by BKD, LLP, an independent registered public accounting firm, as stated in their reports dated February 28, 2020, which are incorporated herein by reference. Such consolidated financial statements have been incorporated herein by reference in reliance upon such report of BKD, LLP given upon the authority of such firm as experts in auditing and accounting.

PROSPECTUS

$60,000,000

Common Stock

Preferred Stock

Depositary Shares

Debt Securities

Warrants

Rights

Units

Purchase Contracts

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above. The securities we may offer may be convertible into or exchangeable for other securities. The maximum aggregate initial public offering price of the securities offered through this prospectus is $60,000,000.

This prospectus describes the general terms that may apply to the securities offered. The specific terms of our securities to be offered will be described in one or more supplements to this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. The prospectus supplement and any related free writing prospectus also may add, update or change information contained in this prospectus. Before you invest in any of our securities, please carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference in this prospectus or any prospectus supplement.

Our common stock is quoted on the NASDAQ Global Select Market, under the symbol “HBNC.” On January 17, 2018, the closing price of our common stock was $28.48 per share. You are urged to obtain current market quotations for the common stock. None of the other securities that we may offer is currently traded on any securities exchange.

We may offer and sell the securities on a continuous or delayed basis, through agents, dealers or underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. If agents or any dealers or underwriters are involved in the sale of the securities, the applicable prospectus supplement will set forth the names of the agents, dealers or underwriters and any applicable commissions or discounts. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.

Investing in our securities involves risks. Before making any decision to invest in our securities, you should carefully consider the risk factors beginning on page 3 as well as those contained or incorporated by reference into this prospectus and in the applicable prospectus supplement or free writing prospectus.

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not savings accounts, deposits or obligations of any bank and are not insured by the Federal Deposit Insurance Company or any other governmental agency.

The date of this Prospectus is February 1, 2018

Prospectus

No dealer, salesperson or other person has been authorized to give any information or to make any representations in connection with the offer made by this prospectus or any prospectus supplement or any free writing prospectus other than those contained in, or incorporated by reference in, this prospectus or any prospectus supplement or related free writing prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by us or any agent, underwriter or dealer. This prospectus, any prospectus supplement or any free writing prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in such jurisdiction. The delivery of this prospectus, any prospectus supplement or any free writing prospectus or any sale of a security at any time does not imply that the information contained herein or therein is correct as of any time subsequent to their respective dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus as being offered, from time to time in one or more offerings, up to a total dollar amount of $60,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about all of the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. You should read this prospectus and the applicable prospectus supplement and any related free writing prospectus together with additional information from the sources described in “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus. You should not assume that the information in this prospectus, the prospectus supplements, any free writing prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document.

You should rely only on the information provided or incorporated by reference in this prospectus, any free writing prospectus and any prospectus supplement, if applicable. We have not authorized anyone to provide you with different information.

References to “we,” “us,” “our,” “Horizon” or the “Company” refer to Horizon Bancorp and its subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain of the statements made in this prospectus, including information incorporated in this prospectus by reference to other documents, are “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act of 1933, as amended (referred to as the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to as the Exchange Act). All statements other than statements of historical fact, including statements regarding our financial position, business strategy and the plans and objectives of our management for future operations, are forward-looking statements. You can identify these forward-looking statements through our use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “point to,” “project,” “could,” “intend,” “target,” and other similar words and expressions relating to the future.

Actual results may differ materially, and adversely or positively, from the expectations of the Company that are expressed or implied by any forward-looking statement. Risks, uncertainties, and factors that could cause the Company’s actual results to vary materially from those expressed or implied by any forward-looking statement include but are not limited to:

●	the use of proceeds of future offerings of securities;

●	the unknown future direction of interest rates and the timing and magnitude of any changes in interest rates;

●	changes in competitive conditions;

●	the introduction, withdrawal, success and timing of asset/liability management strategies or of mergers and acquisitions and other business initiatives and strategies;

●	changes in customer borrowing, repayment, investment and deposit practices;

●	changes in fiscal, monetary and tax policies;

●	changes in financial and capital markets;

●	deterioration in general economic conditions, either nationally or locally, resulting in, among other things, credit quality deterioration;

●	capital management activities, including possible future sales of new securities, or possible repurchases or redemptions by the Company of outstanding debt or equity securities;

●

risks of expansion through acquisitions and mergers, such as unexpected credit quality problems of the acquired loans or other assets, unexpected attrition of the customer base of the acquired institution or branches, and difficulties in integration of the acquired operations;

●	factors that may cause the Company to incur impairment charges on its investment securities;

●	the impact, extent and timing of technological changes;

●	electronic, cyber and physical security breaches;

●	claims and litigation liabilities, including related costs, expenses, settlements and judgments, or the outcome of matters before regulatory agencies, whether pending or commencing in the future;

●	actions of the Board of Governors of the Federal Reserve System;

●	changes in accounting principles and interpretations;

●

potential increases of federal deposit insurance premium expense, and possible future special assessments of the Federal Deposit Insurance Company, either industry wide or specific to the Company’s banking subsidiary;

●

legislation and/or regulation affecting the financial services industry as a whole, and Horizon and its subsidiaries in particular, including the effects resulting from the reforms enacted by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the adoption of regulations by regulatory bodies under the Dodd-Frank Act;

●	the possible impact of whole or partial dismantling of provisions of the Dodd-Frank Act under the administration of President Donald J. Trump;

●

the potential for changes in tax laws, particularly corporate income tax reform, that may affect current returns, Horizon’s deferred tax assets and liabilities, the ability to utilize federal and state net operating loss carryforwards, and the market’s perception on overall value;

●

actions of the regulatory authorities under the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Consumer Financial Protection Board and the Federal Deposit Insurance Act and other possible legislative and regulatory actions and reforms;

●	the continued availability of earnings and excess capital sufficient for the lawful and prudent declaration and payment of cash dividends; and

●

other factors and risks described under “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by any of our subsequent reports that we have made or make with the SEC under the Exchange Act.

Because such forward-looking statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such statements. The foregoing list of important factors is not exclusive and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document or, in the case of documents incorporated by reference, the dates of those documents. We do not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of us. For a detailed discussion of the risks and uncertainties that may cause our actual results or performance to differ materially from the results or performance expressed or implied by forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement.

HORIZON BANCORP

We are a registered bank holding company incorporated in the State of Indiana and headquartered in Michigan City, Indiana. We provide a broad range of banking services in Northern and Central Indiana and Southern and Central Michigan, and provide commercial loan services in Central Ohio, through our Indiana state-chartered commercial bank subsidiary, Horizon Bank (the “Bank”), and other affiliated entities, including Horizon Risk Management, Inc. The Bank operates as a single segment, which is commercial banking. Our common stock is listed on the NASDAQ Global Select Market under the trading symbol “HBNC.” The Bank was chartered as a national banking association in 1873 and converted from a national bank to an Indiana state commercial bank effective as of June 23, 2017. The Bank is a full-service commercial bank offering commercial and retail banking services, corporate and individual trust and agency services, and other services incident to banking. Our primary regulator is the Board of Governors of the Federal Reserve System, referred to in this prospectus as the Federal Reserve Board. The Bank’s primary regulator is the Indiana Department of Financial Institutions (“IDFI”), and its primary federal regulator is the Federal Deposit Insurance Corporation (“FDIC”).

As of September 30, 2017, we had total deposits of approximately $2.6 billion, total assets of approximately $3.5 billion, and total shareholders’ equity of approximately $392 million.

Our revenues and net income are derived primarily from the Bank through our receipt of dividends paid by the Bank. For a discussion of statutory and regulatory restrictions on the ability of our bank subsidiary to pay dividends to, or otherwise transfer funds to us, see “Regulatory Considerations” below.

Our principal executive offices are located at 515 Franklin Square, Michigan City, Indiana 46360, and our telephone number at that address is (219) 874-0211. We maintain an Internet website at www.horizonbank.com. The foregoing website address is intended to be an inactive textual reference only. The information on that website is not a part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks set forth below and in “Risk Factors” in the applicable prospectus supplement and any related free writing prospectus and under the captions “Risk Factors” in any of our filings with the SEC, including the item captioned “Risk Factors” in our most recent Annual Report on Form 10-K, as updated by our subsequent filings and in all other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement. For additional information, please see the sources described in “Where You Can Find More Information.”

These risks are not the only risks we face. Additional risks not presently known to us, or that we currently view as immaterial, may also impair our business, if any of the risks described in our SEC filings or any prospectus supplement or any additional risks actually occur, our business, financial condition, results of operations and cash flows could be materially and adversely affected. In that case, the value of our securities could decline substantially and you could lose all or part of your investment.

REGULATORY CONSIDERATIONS

Horizon is registered as a bank holding company and is subject to regulation by, and the supervision of, the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended. The Bank is regulated and supervised by the IDFI and the FDIC, and the Bank’s deposits are insured by the FDIC through the Deposit Insurance Fund. Dividends from the Bank are the primary source of funds for payment of dividends to Horizon’s shareholders, and as an Indiana state-chartered bank, the Bank is subject to restrictions on the amount of dividends it may pay to Horizon. Under Indiana law, the Bank may pay dividends from its undivided profits (generally earnings less losses, bad debts, taxes, and other operating expenses) as is considered expedient by the Bank’s board of directors. However, the Bank must obtain the approval of the IDFI if the total of all dividends declared by the Bank during the current year, including the proposed dividend, would exceed the sum of retained net income for the year to date plus its retained net income for the previous two years. For this purpose, “retained net income” means net income as calculated for call report purposes, less all dividends declared for the applicable period. An exemption from IDFI approval would require that the Bank have been assigned a composite uniform financial institutions rating of 1 or 2 as a result of the most recent federal or state examination; the proposed dividend would not result in a Tier 1 leverage ratio below 7.5%; and that the Bank not be subject to any corrective action, supervisory order, supervisory agreement, or board approved operating agreement.

Depository institutions, such as the Bank, also are affected by various federal and state laws, including those relating to consumer protection and similar matters. For a discussion of the material elements of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to us, please refer to Item 1, “Business,” in our Annual Report on Form 10-K for the year ended December 31, 2016, and to the subsequent reports we have filed with the SEC, which are incorporated by reference in this prospectus. This regulatory framework is intended primarily for the protection of depositors and the federal deposit insurance fund and not for the protection of security holders.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered by this prospectus. Unless otherwise specified in the applicable prospectus supplement or any related free writing prospectus, we currently expect to use the net proceeds of our sale of securities for general corporate purposes.

General corporate purposes may include, among other purposes, making contributions to the capital of the Bank to support its lending, investing and other financial services activities; repayments of our debt; repurchases of our common stock; supporting or funding acquisitions of other institutions or branches if opportunities for such transactions become available; and other permitted activities. We may temporarily invest funds that we do not immediately need for these purposes in investment securities or use them to make payments on our borrowings.

RATIOS OF EARNINGS TO FIXED CHARGES

AND PREFERRED STOCK DIVIDENDS

The consolidated ratios of fixed charges and preferred stock dividends to earnings for each of the five years indicated below and the nine months ended September 30, 2017 and 2016 are set forth in the table below:

	Nine Months Ended September 30,		Year Ended December 31,(1)
	2017	2016	2016	2015	2014	2013	2012
Ratio of earnings to fixed charges:
Including interest on deposits	4.12	3.11	2.59	3.01	2.83	2.99	2.95
Excluding interest on deposits	7.01	4.56	3.35	4.35	4.05	4.44	4.45
Ratio of earnings to combined fixed charges and preferred stock dividend requirements (pre-tax):
Including interest on deposits	4.12	3.10	2.59	2.98	2.81	2.91	2.86
Excluding interest on deposits	7.01	4.53	3.34	4.28	3.98	4.24	4.20

(1)

No shares of preferred stock were outstanding until December 19, 2008, when Horizon issued to the U.S. Department of the Treasury 25,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) pursuant to the Treasury’s Capital Purchase Program under the Troubled Asset Relief Program. On November 10, 2010, Horizon redeemed 6,250 shares of Series A Preferred Stock. On August 25, 2011, Horizon redeemed the remaining 18,750 shares of Series A Preferred Stock and also issued to the Treasury 12,500 shares of Senior Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”). Effective February 1, 2016, Horizon redeemed all of the Series B Preferred Stock.

SECURITIES WE MAY OFFER

The securities that may be offered from time to time through this prospectus are:

●	common stock;

●	preferred stock, which we may issue in one or more series;

●	depositary shares representing fractional shares of preferred stock;

●	debt securities, which we may issue in one or more series;

●	warrants entitling the holders to purchase common stock or debt securities;

●	rights to purchase common stock or other securities;

●	units; and

●	purchase contracts for the purchase or sale of our common stock, preferred stock, debt securities or depositary shares.

We will describe the terms of particular securities that we may offer in the future in the prospectus supplement we will deliver with this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. In each prospectus supplement we will include, if relevant and material, the following information:

●	type and amount of securities which we propose to sell;

●	initial public offering price of the securities;

●	maturity;

●	original issue discount, if any;

●	rates and times of payment of interest, dividends or other payments, if any;

●	redemption, conversion, exercise, exchange, settlement or sinking fund terms, if any;

●	ranking;

●	voting or other rights, if any;

●

conversion, exchange or settlement prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion, exchange or settlement prices or rates and in the securities or other property receivable upon conversion, exchange or settlement;

●	names of the underwriters, agents or dealers, if any, through or to which we or any selling securityholder will sell the securities;

●	compensation, if any, of those underwriters, agents or dealers;

●	details regarding over-allotment options, if any;

●	net proceeds to us;

●	information about any securities exchange or automated quotation system on which the securities will be listed or traded;

●	material United States federal income tax considerations applicable to the securities;

●	any material risk factors associated with the securities; and

●	any other material information about the offer and sale of the securities.

In addition, the applicable prospectus supplement and any related free writing prospectus may add, update or change the information contained in this prospectus or in the documents we have incorporated by reference.

DESCRIPTION OF COMMON STOCK

General

We are authorized by our Amended and Restated Articles of Incorporation, referred to in this prospectus as our Articles of Incorporation, to issue 67,000,000 shares, consisting of 66,000,000 shares of common stock, without par value per share, and 1,000,000 shares of preferred stock. As of January 17, 2018, 25,549,069 shares of common stock were outstanding and no shares of preferred stock were outstanding.

Our common stock is listed on the NASDAQ Global Select Market. Outstanding shares of our common stock are validly issued, fully paid and non-assessable.

Voting Rights

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power, except as may be limited by the Indiana Business Corporation Law or as our board of directors has provided, or may provide in the future, with respect to preferred stock or any other class or series of preferred stock that the board of directors may authorize in the future. Shares of our common stock have no cumulative voting rights.

Dividends and Repurchases

Holders of our common stock are entitled to receive such dividends as our board of directors may, in its discretion, legally declare, subject to all statutory restrictions, including banking law restrictions, discussed elsewhere in this prospectus.

Horizon has no issued and outstanding shares of preferred stock that take preference in dividend distributions over shares of common stock.

Rights upon Liquidation or Dissolution

Subject to the preferential rights of any other shares or series of capital stock, if any, if we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, holders of our common stock will be entitled to share ratably in our assets legally available for distribution to those holders after the satisfaction of, or provision for, all of our debts and liabilities.

No Preemptive, Conversion or Redemption Rights

Holders of shares of our common stock do not have preemptive rights to subscribe for any new or additional securities, including shares of common stock, that we may offer or sell or issue in the future. Holders of shares of common stock have no conversion, exchange or sinking fund rights. Shares of our common stock are not redeemable at our option or at the option of the holders of shares of common stock.

Shareholder Liability

All of our outstanding shares of common stock are fully paid and nonassessable. Under the Indiana Business Corporation Law, shareholders generally are not personally liable for a corporation’s acts or debts.

Anti-Takeover Provisions

Our Articles of Incorporation and our Amended and Restated Bylaws include provisions that may have the effect of deterring or discouraging an attempt to take control of Horizon. Among other things, these provisions:

●	empower our board of directors, without shareholder approval, to issue new preferred shares with terms, including voting power, set by our board;

●	divide our board of directors into three classes serving staggered three-year terms;

●	restrict the ability of shareholders to remove directors;

●

require, in certain circumstances, that certain types of transactions with a related person (generally, a greater-than-ten-percent beneficial owner of our common stock), be approved by the vote of the holders of at least 70 percent of the outstanding voting shares and a majority of the outstanding shares that are not beneficially owned by the related person (the 70 percent requirement is reduced to two thirds if certain fair price provisions and other conditions are met), unless the transactions are approved by at least a two-thirds vote of our continuing directors;

●

require, in certain circumstances, that any proposal to repeal or amend certain takeover-related provisions of our Articles of Incorporation be approved by the vote of our shareholders who hold at least 70 percent of the outstanding voting shares;

●

provide that the board of directors, in determining whether a business combination or tender or exchange offer is in the best interests of Horizon and our shareholders, may consider non-financial and other factors, including the social and economic effects of the transaction on employees, depositors and other customers and the communities in which we operate;

●	do not provide for cumulative voting in the election of directors;

●

entitle our board of directors to redeem shares acquired by a significant shareholder in a “control share acquisition” as defined by Chapter 42 of the Indiana Business Corporation Law, under certain circumstances; and

●	require advance notice of nominations for the election of directors at meetings of shareholders.

The Indiana Business Corporation Law also contains certain provisions applicable or potentially applicable to us that may have the effect of deterring or discouraging an attempt to take control of Horizon. These provisions, among other things:

●

authorize an Indiana corporation to adopt a provision known as a “shareholder rights plan” pursuant to which potentially valuable rights to purchase corporate securities may be distributed following certain unsolicited stock accumulations or takeover attempts only to those shareholders of the corporation who are not affiliated with the acquiring shareholder or bidder;

●

prohibit for five years, subject to certain exceptions, a “business combination” (which includes a merger or consolidation of the corporation or a sale, lease or exchange of assets) with a person or group beneficially owning 10% or more of a public corporation’s voting power (Horizon is not currently subject to these provisions (contained in Chapter 43 of the Indiana Business Corporation Law) but could elect to be subject to these provisions in the future); and

●

prevent a person or group acquiring different levels of voting power (20%, 33% and 50%) from voting a number of shares that is in excess of the applicable percentage threshold, unless “disinterested shareholders” have approved such voting rights.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Shareholder Services, P.O. Box 30170, College Station, Texas 77842-3170.

DESCRIPTION OF PREFERRED STOCK

The complete terms of the preferred stock will be contained in the prospectus supplement and in the applicable certificate of designations that amends our Articles of Incorporation creating one or more series of preferred stock that may be adopted by our board of directors in the future. You should read the applicable certificate of designations and the prospectus supplement, which will contain additional information and which may update or modify some of the information below.

General

Our board of directors is authorized to issue up to one million shares of preferred stock, in one or more series, without shareholder approval. Our board of directors has the discretion to determine the designations, rights, preferences, privileges, qualifications and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, liquidation preferences and sinking fund terms, of each series of preferred stock, any or all of which may be greater than the rights of the common stock.

Preferred Stock We May Offer

The terms of any series of preferred stock designated by our board of directors will be set forth in a certificate of designations that will amend our Articles of Incorporation, and we will include each certificate of designations as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus. The description of preferred stock in any prospectus supplement will not necessarily describe all of the terms of the preferred stock in detail. You should read the applicable amendment to our Articles of Incorporation for a complete description of all of the terms. As of the date of this prospectus, none of the authorized preferred stock has been designated by our board of directors for issuance as part of any particular series of preferred stock, and all of such preferred stock is therefore available for future issuance in the discretion of our board of directors as part of one or more series of preferred stock with terms yet to be determined.

Terms

You should refer to the prospectus supplement relating to the offering of any series of preferred stock for specific terms of the shares, including the following terms:

●	title and stated or liquidation value;

●	number of shares offered and initial offering price;

●	voting rights and other protective provisions;

●	any dividend rate(s), payment period(s) and/or payment date(s) or method(s) of calculation of any of those terms that apply to those shares;

●	date from which dividends will accumulate, if applicable;

●	terms and amount of a sinking fund, if any, for purchase or redemption;

●	redemption rights, including conditions and the redemption price(s), if applicable;

●	listing on any securities exchange;

●

terms and conditions, upon which shares will be convertible into common stock or any other securities, including the conversion price, rate or other manner of calculation, conversion period and anti-dilution provisions, if applicable;

●

terms and conditions upon which shares will be exchangeable into debt securities or any other securities, including the exchange price, rate or other manner of calculation, exchange period and any anti-dilution provisions, if applicable;

●	the relative ranking and preference as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs, including liquidation preference amount;

●

any limitation on issuance of any series of preferred stock ranking senior to or on a parity with that series of preferred stock as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

●	any other specific terms, preferences, rights, privileges, limitations or restrictions; and

●	a discussion of applicable material U.S. federal income tax consequences.

Ranking

Unless we provide otherwise in a prospectus supplement, the preferred stock offered through that supplement will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up, rank:

●	senior to all classes or series of our common stock, and to all other equity securities ranking junior to the offered preferred stock;

●	on a parity with all of our equity securities ranking on a parity with the offered preferred stock; and

●	junior to all of our equity securities ranking senior to the offered preferred stock.

The term “equity securities” does not include convertible debt securities.

Voting Rights

Unless otherwise indicated in the applicable prospectus supplement, holders of our preferred stock will not have any voting rights, except as may be required by applicable law.

Dividends

Subject to any preferential rights of any outstanding shares or series of shares, our preferred shareholders are entitled to receive dividends, when and as authorized by our board of directors, out of legally available funds, as specified in the applicable prospectus supplement.

Redemption

If we provide for a redemption right in a prospectus supplement, the preferred stock offered through that supplement will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in that prospectus supplement.

Liquidation Preference

In the event of our voluntary or involuntary dissolution, liquidation, or winding up, the holders of any series of our preferred stock will be entitled to receive, after distributions to holders of any series or class of our capital shares ranking senior, an amount equal to the stated or liquidation value of the series plus, if applicable, an amount equal to accrued and unpaid dividends. If the assets and funds to be distributed among the holders of our preferred stock will be insufficient to permit full payment to the holders, then the holders of our preferred stock will share ratably in any distribution of our assets in proportion to the amounts that they otherwise would receive on their preferred stock if the shares were paid in full.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock or other securities will be set forth in the prospectus supplement relating to the offering of those preferred stock. These terms typically will include number of common stock or other securities into which the preferred stock is convertible; conversion price (or manner of calculation); conversion period; provisions as to whether conversion will be at the option of the holders of the preferred stock or at our option; events, if any, requiring an adjustment of the conversion price; and provisions affecting conversion in the event of the redemption of that series of preferred stock.

Transfer Agent and Registrar

We will identify in a prospectus supplement the transfer agent and registrar for any series of preferred stock offered by this prospectus.

DESCRIPTION OF DEPOSITARY SHARES

The complete terms of the depositary shares will be contained in the depositary agreement and depositary receipt applicable to any depositary shares. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may offer fractional preferred stock, rather than full preferred stock, and may issue receipts for depositary shares that each represents a fraction of a share of a particular series of preferred stock. The prospectus supplement will indicate that fraction. The preferred stock represented by depositary shares will be deposited under a depositary agreement between us and a bank or trust company selected by us that meets certain requirements, which we refer to as the “bank depositary.” Each owner of a depositary share will be entitled to the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Depositary receipts will be distributed to persons purchasing the fractional preferred stock in accordance with the offering.

The following summary description of certain common provisions of a depositary agreement and the related depositary receipts and any summary description of the depositary agreement and depositary receipts in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all of the provisions of such depositary agreement and depositary receipts. The forms of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the bank depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the bank depositary will distribute the property to the record holders of the depositary shares. However, if the bank depositary determines that it is not feasible to make the distribution of property, the bank depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the record holders of the depositary shares.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the bank depositary will redeem the depositary shares from the proceeds received by the bank depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the bank depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the bank depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the bank depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The bank depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the bank depositary deems necessary in order to enable the bank depositary to do so. The bank depositary will abstain from voting the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

Amendment and Termination of the Depositary Agreement

Unless otherwise provided in the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may be amended by agreement between the bank depositary and us. The depositary agreement may be terminated by the bank depositary or us only if:

●	all outstanding depositary shares have been redeemed, or

●

there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our company, and such distribution has been distributed to the holders of depositary receipts.

Charges of Bank Depositary

We will pay charges of the bank depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement for their accounts.

Withdrawal of Preferred Stock

Except as may be provided otherwise in the applicable prospectus supplement, upon surrender of depositary receipts at the principal office of the bank depositary, subject to the terms of the depositary agreement, the owner of the depositary shares may demand delivery of the number of whole preferred stock and all money and other property, if any, represented by those depositary shares. Partial preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole preferred stock to be withdrawn, the bank depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the depositary agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The bank depositary will forward to holders of depositary receipts reports and communications from us that are delivered to the bank depositary and that we are required to furnish to the holders of the preferred stock. Neither the bank depositary nor we will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing obligations under the depositary agreement. The obligations of the bank depositary and us thereunder will be limited to performance in good faith of our respective duties, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Bank Depositary

The bank depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the bank depositary. Any such resignation or removal will take effect upon the appointment of a successor bank depositary and its acceptance of such appointment. The successor bank depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company meeting the requirements of the depositary agreement.

DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and indenture supplement applicable to the debt securities. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the indenture and indenture supplement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our senior indebtedness. Any convertible debt securities that we may issue will be convertible into or exchangeable for common stock or other securities of ours or of a third party. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

The debt securities will be issued under one or more indentures, which are contracts between us and an eligible banking institution or other eligible party, as trustee. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in a prospectus supplement (and any free writing prospectus).

We will issue the senior notes under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated notes under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “indenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of the material provisions of the senior notes, the subordinated notes and the indentures are not complete and are qualified in their entirety by reference to all of the provisions of the indenture applicable to a particular series of debt securities. You should read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and we will file supplemental indentures and forms of debt securities containing the terms of the debt securities being offered as exhibits to the registration statement of which this prospectus is a part or they will be incorporated by reference to reports that we file with the SEC. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

The following are some of the terms relating to a series of debt securities that could be described in a prospectus supplement:

●	title;

●	principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	maturity date;

●	principal amount due at maturity, and whether the debt securities will be issued with any original issue discount;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●

annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether the debt securities will be secured or unsecured, and the terms of any secured debt;

●	terms of the subordination of any series of subordinated debt;

●	place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	provisions for a sinking fund, purchase or other analogous fund, if any;

●

date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

●	whether the indenture will restrict our ability or the ability of our subsidiaries to:
●	incur additional indebtedness;
●	issue additional securities;
●	create liens;
●	pay dividends or make distributions in respect of our capital shares or the capital shares of our subsidiaries;

●	redeem capital shares;
●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
●	make investments or other restricted payments;
●	sell or otherwise dispose of assets;
●	enter into sale-leaseback transactions;
●	engage in transactions with shareholders or affiliates;
●	issue or sell shares of our subsidiaries; or
●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	procedures for any auction or remarketing, if any;

●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;

●	denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

●	if other than dollars, the currency in which the series of debt securities will be denominated; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement or free writing prospectus the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or of a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets, except that any successor of ours or acquiror of such assets must be a corporation organized and existing under the laws of the United States and must assume all of our obligations under the indentures and the debt securities, as appropriate. In addition, the terms of any securities that we may offer pursuant to this prospectus may limit our ability to merge or consolidate or otherwise sell, convey, transfer or otherwise dispose of all or substantially all of our assets, which terms would be set forth in the applicable prospectus supplement and supplemental indenture.

If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property would have to make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

The events of default under the indentures, subject to modification or deletion as provided in a supplemental indenture with respect to any specific series of debt securities, include the following events:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or deferred;

●

if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we (and the indenture trustee in the event of notice from security holders) receive notice from the indenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, the indenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the indenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately.

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, and in the event of a waiver after acceleration as described in the immediately preceding paragraph, we have received written notice of such waiver and have remedied such default or event of default. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture occurs and continues, the indenture trustee would be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the indenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or exercising any trust or power conferred on the indenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act of 1939, the indenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:

●	the holder has given written notice to the indenture trustee of a continuing event of default with respect to that series;

●

the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the indenture trustee, and such holders have offered reasonable indemnity to the indenture trustee to institute the proceeding as trustee; and

●

for 60 days after receipt of written notice of such event of default, request to institute the proceeding and offer of indemnity, the indenture trustee does not institute such proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on the debt securities.

We will periodically file statements with the indenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

By entering into supplemental indentures, we and the indenture trustee may modify the terms of an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indentures;

●	to evidence the assumption by a successor corporation of our obligations in compliance with the provisions described above under “Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939, as amended;

●

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities – General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to evidence and provide for the acceptance of appointment by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to secure any series of debt securities;

●

to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

●

to make such other provisions in regard to matters or questions arising under the indentures or supplemental indentures that do not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures or supplemental indentures, the rights of holders of a series of debt securities may be changed by us and the indenture trustee with the written consent of the holders of at least 66 2⁄3% in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the indenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount of, reducing the rate of or extending the time of payment of interest on, or reducing any premium payable upon the redemption of, any debt securities;

●	reducing the 66 2⁄3% requirement described above for the written consent of the holders of affected securities; or

●	modifying any of the three bullet points above.

Discharge, Defeasance and Covenant Defeasance

We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series, known as defeasance. Defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:

●	the rights of holders of the debt securities to receive principal, interest and any premium when due;

●

our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;

●	the rights, powers, trusts, duties and immunities of the trustee; and

●	the defeasance provisions of the indenture.

In addition, we may elect to have our obligations released with respect to certain covenants applicable to any series of outstanding debt securities established by and set forth in a supplemental indenture, known as covenant defeasance. If we so elect, any failure to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of such series.

In order to exercise either defeasance or covenant defeasance with respect to outstanding debt securities of any series:

●

we must irrevocably have deposited or caused to be deposited with the indenture trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefit of, the holders of the debt securities of such series:

●	money; or

●

U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or

●	a combination of money and U.S. government obligations (or equivalent government obligations, as applicable);

●

in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;

●

in the case of defeasance, we must have delivered to the indenture trustee an opinion of counsel stating that, under then applicable Federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the defeasance to be effected and will be subject to the same Federal income tax as would be the case if the defeasance did not occur;

●

in the case of covenant defeasance, we must have delivered to the indenture trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for Federal income tax purposes as a result of the covenant defeasance to be effected and will be subject to the same Federal income tax as would be the case if the covenant defeasance did not occur;

●

no event of default or default with respect to the outstanding debt securities of that series may have occurred and be continuing at the time of such deposit, or at any time during the period ending on the 123rd day after the date of such deposit, or, if longer, the period ending the day following the expiration of the longest preference period applicable to us with respect to such deposit;

●

the defeasance or covenant defeasance must not cause the indenture trustee to have a conflicting interest within the meaning of the Trust Indenture Act of 1939, as amended, with respect to any securities of the Company;

●	the defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;

●	the defeasance or covenant defeasance must be effected in compliance with the applicable provisions set forth in any supplemental indenture;

●

the defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act; and

●

we must have delivered to the trustee an officer’s certificate and an opinion of counsel stating that all conditions precedent with respect to the defeasance or covenant defeasance have been satisfied.

Form, Exchange and Transfer

We will issue the debt securities of each series in registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement or free writing prospectus, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement or free writing prospectus with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement or free writing prospectus, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement or free writing prospectus, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement or free writing prospectus the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer or exchange of any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Indenture Trustee

The indenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the indenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement or free writing prospectus, we may make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement or free writing prospectus, we will designate an office or agency of the indenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement or free writing prospectus any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the indenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

Unless otherwise provided in the applicable prospectus supplement, the indentures and the debt securities will be governed by and construed in accordance with the laws of the State of Indiana, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a supplemental indenture and applicable prospectus supplement or free writing prospectus. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness which we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The complete terms of the warrants will be contained in the applicable warrant agreement and warrant. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant and warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

Warrants We May Offer

We may issue warrants for the purchase of common stock, preferred stock, depositary shares and/or debt securities in one or more series. If we offer warrants, we will describe the terms in a prospectus supplement (and any free writing prospectus). Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. Warrants may be issued under a written warrant agreement to be entered into between us and the holder or beneficial owner, or under a written warrant agreement with a warrant agent specified in a prospectus supplement. A warrant agent would act solely as our agent in connection with the warrants of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those warrants.

The following are some of the terms relating to a series of warrants that could be described in a prospectus supplement:

●	title of the warrants;

●	aggregate number of warrants;

●	price or prices at which the warrants will be issued;

●	designation, number, aggregate principal amount, denominations and terms of the securities that may be purchased on exercise of the warrants;

●	date, if any, on and after which the warrants and the debt securities offered with the warrants, if any, will be separately transferable;

●	purchase price for each security purchasable on exercise of the warrants;

●	dates on which the right to purchase certain securities upon exercise of the warrants will begin and end;

●	minimum or maximum number of securities that may be purchased at any one time upon exercise of the warrants;

●	anti-dilution provisions or other adjustments to the exercise price of the warrants;

●	terms of any right that we may have to redeem the warrants;

●	effect of any merger, consolidation, sale or other transfer of our business on the warrants and the applicable warrant agreement;

●	name and address of the warrant agent, if any;

●	information with respect to book-entry procedures;

●	a discussion of material U.S. federal income tax considerations; and

●	other material terms, including terms relating to transferability, exchange, exercise or amendments of the warrants.

Until any warrants to purchase our securities are exercised, holders of the warrants will not have any rights of holders of the underlying securities.

DESCRIPTION OF RIGHTS

The complete terms of the rights will be contained in the rights agreements we enter into with rights agents. These documents will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the rights agreements and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

This section describes the general terms of the rights to purchase common stock or other securities that we may offer to shareholders using this prospectus. Further terms of the rights will be stated in the applicable prospectus supplement. The following description and any description of the rights in a prospectus supplement may not be complete and is subject to and qualified in its entirety by reference to the terms of any agreement relating to the rights.

Rights may be issued independently or together with any other security and may or may not be transferable. As part of any rights offering, we may enter into a standby underwriting or other arrangement under which the underwriters or any other person would purchase any securities that are not purchased in such rights offering. If we issue rights, each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, that will be named in the applicable prospectus supplement. Further terms of the rights will be stated in the applicable prospectus supplement. The rights agent will act solely as our agent and will not assume any obligation to any holders of rights certificates or beneficial owners of rights. The rights agreements and rights certificates will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or as an exhibit to a filing incorporated by reference in the registration statement. See “Where You Can Find Additional Information” for information on how to obtain copies of the rights agreements and rights certificates.

The prospectus supplement relating to any rights we offer will describe the specific terms of the offering and the rights, including the record date for shareholders entitled to the rights distribution, the number of rights issued and the number of shares of common stock that may be purchased upon exercise of the rights, the exercise price of the rights, the date on which the rights will become effective and the date on which the rights will expire, and any applicable U.S. federal income tax considerations.

In general, a right entitles the holder to purchase for cash a specific number of shares of common stock or other securities at a specified exercise price. The rights are normally issued to shareholders as of a specific record date, may be exercised only for a limited period of time and become void following the expiration of such period. If we determine to issue rights, we will accompany this prospectus with a prospectus supplement that will describe, among other things:

●	the record date for shareholders entitled to receive the rights;

●	the number of shares of common stock or other securities that may be purchased upon exercise of each right;

●	the exercise price of the rights;

●	whether the rights are transferable;

●	the period during which the rights may be exercised and when they will expire;

●	the steps required to exercise the rights;

●	whether the rights include “oversubscription rights” so that the holder may purchase more securities if other holders do not purchase their full allotments;

●

whether we intend to sell the shares of common stock or other securities that are not purchased in the rights offering to an underwriter or other purchaser under a contractual “standby” commitment or other arrangement;

●	our ability to withdraw or terminate the rights offering; and

●	any material U.S. Federal income tax consequences.

If fewer than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

Prior to the exercise of a holder’s rights, the holder will not have any of the rights of holders of the securities issuable upon the exercise of the rights and will not be entitled to, among other things, vote or receive dividend payments or other distributions on the securities purchasable upon exercise.

DESCRIPTION OF UNITS

The complete terms of the units will be contained in the unit agreement and any related document applicable to any units. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the unit agreement and any related documents. You also should read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue units, in one or more series, consisting of any combination of one or more of the other securities described in this prospectus. If we offer units, we will describe the terms in a prospectus supplement (and any free writing prospectus). Units may be issued under a written unit agreement to be entered into between us and the holder or beneficial owner, or we could issue units under a written unit agreement with a unit agent specified in a prospectus supplement. A unit agent would act solely as our agent in connection with the units of a particular series and would not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of those units.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The following are some of the unit terms that could be described in a prospectus supplement:

●	title of the units;

●	aggregate number of units;

●	price or prices at which the units will be issued;

●	designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	effect of any merger, consolidation, sale or other transfer of our business on the units and the applicable unit agreement;

●	name and address of the unit agent;

●	information with respect to book-entry procedures;

●	a discussion of material U.S. federal income tax considerations; and

●	other material terms, including terms relating to transferability, exchange, exercise or amendments of the units.

The provisions described in this section, as well as those described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, respectively.

Unless otherwise provided in the applicable prospectus supplement, the unit agreements will be governed by the laws of the State of Indiana. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. We will file as an exhibit to a filing with the SEC that is incorporated by reference into this prospectus the forms of the unit agreements containing the terms of the units being offered. The description of units in any prospectus supplement will not necessarily describe all of the terms of the units in detail. You should read the applicable unit agreements for a complete description of all of the terms.

DESCRIPTION OF PURCHASE CONTRACTS

The complete terms of the purchase contracts will be contained in the contract documents and any related applicable document. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the purchase contracts and any related document. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common stock, preferred stock, debt securities or depositary shares. The price of our securities that may be the subject of our purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in such amounts and in as many distinct series as we wish.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

●

whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock, debt securities or depositary shares, as applicable, and the nature and amount of each of those securities, or method of determining those amounts;

●	whether the purchase contracts are to be prepaid or not;

●	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

●	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

●	United States federal income tax considerations relevant to the purchase contracts; and

●	whether the purchase contracts will be issued in fully registered global form.

The applicable prospectus supplement will describe the terms of any purchase contracts. The preceding description and any description of purchase contracts in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the purchase contract agreement and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC. DTC has informed us that its nominee will be Cede & Co. Accordingly, we expect Cede & Co. to be the initial registered holder of all securities that are issued in global form. No person that acquires a beneficial interest in those securities will be entitled to receive a certificate representing that person’s interest in the securities except as described herein or in the applicable prospectus supplement. Unless and until definitive securities are issued under the limited circumstances described below, all references to actions by holders of securities issued in global form will refer to actions taken by DTC upon instructions from its participants, and all references to payments and notices to holders will refer to payments and notices to DTC or Cede & Co., as the registered holder of these securities.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the settlement among DTC participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of certificates. DTC participants include securities brokers and dealers, banks, trust companies and clearing corporations, and may include other organizations. DTC is a wholly owned subsidiary of the Depository Trust & Clearing Company, or DTCC. DTCC, in turn, is owned by a number of DTC’s participants and subsidiaries of DTCC as well as by other financial companies, including the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Persons that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, securities may do so only through participants and indirect participants. Under a book-entry format, holders may experience some delay in their receipt of payments, as such payments will be forwarded by our designated agent to Cede & Co., as nominee for DTC. DTC will forward such payments to its participants, who will then forward them to indirect participants or holders. Holders will not be recognized by the relevant registrar, transfer agent, trustee or warrant agent as registered holders of the securities entitled to the benefits of our Articles of Incorporation or the applicable indenture, warrant agreement, trust agreement or guarantee. Beneficial owners that are not participants will be permitted to exercise their rights only indirectly through and according to the procedures of participants and, if applicable, indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations as currently in effect, DTC will be required to make book-entry transfers of securities among participants and to receive and transmit payments to participants. DTC rules require participants and indirect participants with which beneficial securities owners have accounts to make book-entry transfers and receive and transmit payments on behalf of their respective account holders.

Because DTC can act only on behalf of

●	participants, who in turn act only on behalf of participants or indirect participants, and

●	certain banks, trust companies and other persons approved by it,

the ability of a beneficial owner of securities issued in global form to pledge such securities to persons or entities that do not participate in the DTC system may be limited due to the unavailability of physical certificates for these securities.

DTC has advised us that DTC will take any action permitted to be taken by a registered holder of any securities under our Articles of Incorporation or the relevant indenture, warrant agreement, trust agreement or guarantee only at the direction of one or more participants to whose accounts with DTC such securities are credited.

Unless otherwise indicated in the applicable prospectus supplement, a global security will be exchangeable for the relevant definitive securities registered in the names of persons other than DTC or its nominee only if:

●

DTC notifies us that it is unwilling or unable to continue as depositary for that global security or if DTC ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered;

●

we execute and deliver to the relevant registrar, transfer agent, trustee and/or warrant agent an order complying with the requirements of the applicable indenture, trust agreement or warrant agreement that the global security will be exchangeable for definitive securities in registered form; or

●

there has occurred and is continuing a default in the payment of any amount due in respect of the securities or, in the case of debt securities, an event of default or an event that, with the giving of notice or lapse of time, or both, would constitute an event of default with respect to these debt securities.

Any global security that is exchangeable under the preceding sentence will be exchangeable for securities registered in such names as DTC directs.

Upon the occurrence of any event described in the preceding paragraph, DTC is generally required to notify all participants of the availability of definitive securities. Upon DTC surrendering the global security representing the securities and delivery of instructions for re-registration, the registrar, transfer agent, trustee or warrant agent, as the case may be, will reissue the securities as definitive securities, and then such persons will recognize the holders of such definitive securities as registered holders of securities entitled to the benefits of our Articles of Incorporation or the relevant indenture, trust agreement and/or warrant agreement.

Redemption notices will be sent to Cede & Co. as the registered holder of the global securities. If less than all of a series of securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Except as described above, the global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to a successor depositary we appoint. Except as described above, DTC may not sell, assign, transfer or otherwise convey any beneficial interest in a global security evidencing all or part of any securities unless the beneficial interest is in an amount equal to an authorized denomination for these securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. None of Horizon, the trustees, any registrar and transfer agent or any warrant agent, or any agent of any of them, will have any responsibility or liability for any aspect of DTC’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Secondary trading in notes and debentures of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in a global security, in some cases, may trade in the DTC’s same-day funds settlement system, in which secondary market trading activity in those beneficial interests would be required by DTC to settle in immediately available funds. There is no assurance as to the effect, if any, that settlement in immediately available funds would have on trading activity in such beneficial interests. Also, settlement for purchases of beneficial interests in a global security upon the original issuance of this security may be required to be made in immediately available funds.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through an underwriter or group of underwriters managed or co-managed by one or more underwriters, or to or through dealers, through agents, directly to one or more investors or through a combination of such methods of sale.

We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time we sell securities a prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement or supplements will describe the terms of the offering of the securities, including:

●	the name or names of the underwriters, placement agents or dealers, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any discounts or concessions allowed or reallowed to be paid to dealers (which may be changed at any time); and

●	any securities exchange or market on which the securities may be listed or quoted.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Unless stated otherwise in the applicable prospectus supplement, the obligations of any underwriters to purchase securities will be subject to certain conditions set forth in the applicable underwriting agreement, and generally the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. If a dealer is used in a sale, we may sell the securities to the dealer as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

We or our agents may solicit offers to purchase securities from time to time. Unless stated otherwise in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment.

In connection with the sale of securities, underwriters or agents may receive compensation (in the form of fees, discounts, concessions or commissions) from us or from purchasers of securities for whom they may act as agents. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be “underwriters,” as that term is defined in the Securities Act, and any discounts or commissions received by them from us and any profits on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any such underwriter or agent, and we will describe any compensation paid to them, in the related prospectus supplement.

Underwriters, dealers and agents may be entitled under agreements with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the underwriters, dealers or agents may make with respect to these liabilities.

If stated in the applicable prospectus supplement, we may authorize underwriters, dealers or agents to solicit offers by certain investors to purchase securities from us at the public offering price set forth in the prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of these contracts.

The securities we may offer, other than common stock, may be new issues of securities with no established trading market. No assurance can be given as to the liquidity of the trading market for any of our securities. Any underwriter may make a market in these securities. However, no underwriter will be obligated to do so, and any underwriter may discontinue any market making at any time, without prior notice. Therefore, we cannot give any assurances to you concerning the liquidity of any security offered by this prospectus.

In connection with an offering of securities, underwriters may purchase and sell these securities in the open market. Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

Any underwriters who are qualified market makers on the NASDAQ Stock Market LLC may engage in passive market making transactions in our common stock, preferred stock and warrants, as applicable, on the NASDAQ Stock Market LLC in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Underwriters, dealers and agents and their affiliates may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of their businesses. In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents or their affiliates. These underwriters or agents or their affiliates may receive compensation, trading gain or other benefits from these transactions.

In compliance with guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer must be fair and reasonable, considering all relevant risks, factors and circumstances.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Barnes & Thornburg LLP.

EXPERTS

The audited consolidated financial statements of Horizon Bancorp and subsidiaries incorporated in this prospectus and elsewhere in the Registration Statement by reference to Horizon’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Horizon Bancorp’s internal control over financial reporting, were audited by BKD, LLP, an independent registered public accounting firm, whose reports thereon contained in such Annual Report on Form 10-K are incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report of BKD, LLP given upon the authority of such firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act for the securities being offered under this prospectus. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and accompanying exhibits. This prospectus contains descriptions of certain agreements or documents that are exhibits to the registration statement. The statements as to the contents of such exhibits, however, are brief descriptions and are not necessarily complete, and each statement is qualified in all respects by reference to such agreement or document.

In addition, we file annual, quarterly and other reports, proxy statements and other information with the SEC. Our current SEC filings and the registration statement and accompanying exhibits may be inspected without charge at the public reference facilities of the SEC located at 100 F Street, N. E., Washington, D.C. 20549. You may obtain copies of this information at prescribed rates. The SEC also maintains a website that contains reports, proxy statements, registration statements and other information, including our filings with the SEC. The SEC website address is www.sec.gov. You may call the SEC at 1-800-SEC-0330 to obtain further information on the operations of the public reference room.

We make available free of charge through our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. Information about us can be found on the Internet at www.horizonbank.com. Please note that our website address is provided as inactive textual reference only. Information contained on or accessible through our website is not part of this prospectus or the prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” certain information that we file with the SEC into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus or any document we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus. Likewise, any statement in this prospectus or any document which is incorporated or deemed to be incorporated by reference herein will be deemed to have been modified or superseded to the extent that any statement contained in any document that we subsequently file with the SEC that is incorporated or deemed to be incorporated by reference herein modifies or supersedes that statement. This prospectus incorporates by reference the documents listed below; however, we are not incorporating by reference in this prospectus any material that we “furnished” and did not “file” with the SEC.

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

●	Our Quarterly Reports on Form 10-Q for the quarters ended March 31 , June 30, and September 30, 2017;

●

Our Current Reports on Form 8-K filed on February 6 , March 27, May 4 (with the exception of the Form 8-K furnished on such date under Item 7.01), May  5, May 24, May  26, June 13, June  14, June 26, July  19, August 16, September  1, September 6, October  3, October 17, November 16 (with the exception of the Form 8-K furnished on such date under Item 7.01), December  21, 2017, and January 3, 2018; and

●

The description of our common stock under the caption “Description of Common Stock” in this Registration Statement on Form S-3 filed with the SEC on January 14, 2015, including any amendment or report filed for the purpose of updating that description.

We are also incorporating by reference additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of the initial registration statement that contains this prospectus (including prior to the effectiveness of the registration statement) and prior to the sale of all the securities covered by this prospectus. Any statement contained in a document that is incorporated by reference will be deemed to be modified or superseded for all purposes to the extent that a statement contained in this document (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to that previous statement. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

These documents may be obtained as explained above (see “Where You Can Find Additional Information”), or you may request a free copy of any or all of these documents, including exhibits that are specifically incorporated by reference into these documents, by writing to or calling us at the following address or telephone number or via the Internet at:

Horizon Bancorp

515 Franklin Square

Michigan City, Indiana 46360

Attn: Shareholder Relations

(219) 879-0211

Website: www.horizonbank.com

You should rely only on the information in our prospectus, any applicable prospectus supplement, any related free writing prospectus and the documents that are incorporated by reference. We have not authorized anyone else to provide you with different information. We are not offering these securities in any state where the offer is prohibited by law. You should not assume that the information in this prospectus, any applicable prospectus supplement, any related free writing prospectus or any incorporated document is accurate as of any date other than the date of the document.

$

% Fixed-to-Floating Rate Subordinated Notes due 2030

PRELIMINARY PROSPECTUS SUPPLEMENT

Sole Book-Running Manager

Keefe, Bruyette & Woods

                               A Stifel Company

June    , 2020